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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CyrusOne Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2015

To our stockholders:

        You are cordially invited to attend the 2015 annual meeting of the stockholders of CyrusOne Inc., a Maryland corporation (the "Company" or "CyrusOne"), which will be held at the Ritz Carlton Hotel Dallas, located at 2121 McKinney Ave., Dallas, TX 75201, on May 4, 2015 at 10:00 a.m., local time. The purposes of the Annual Meeting are as follows:

  1.
  To elect seven directors, each to hold office until our 2016 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

  2.
  To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay");

  3.
  To consider and vote upon, on an advisory basis, whether the Say-on-Pay vote should occur every one, two or three years ("Say-on-Frequency");

  4.
  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  5.
  To transact such other business as may properly come before the annual meeting, including any postponement or adjournment of the meeting.

        The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. If you own shares of our common stock as of the close of business on March 5, 2015, you will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the internet. On or about March 20, 2015, we mailed our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the "Notice") or (ii) the Notice only, each in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting and any postponement or adjournment thereof. If you received only the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

        If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the envelope provided. You also may authorize your proxy by telephone as described in your proxy card. If you authorize your proxy over the internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

By Order of the Board of Directors:
THOMAS W. BOSSE Vice President, General Counsel and Secretary

1649 West Frankford Road
Carrollton, Texas 75007
March 20, 2015

CYRUSONE INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

 QUESTIONS AND ANSWERS

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
The Board of Directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the Ritz Carlton Hotel Dallas, located at 2121 McKinney Ave, Dallas, Texas, 75201, on Monday, May 4, 2015, at 10:00 a.m., local time. Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the internet. On or about March 20, 2015, we are mailing to our stockholders of record as of the close of business on March 5, 2015 either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the "Notice"), or (ii) the Notice only. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:
When was the Notice mailed?

A:
The Notice was mailed to stockholders on or about March 20, 2015.

Q:
Who is entitled to vote?

A:
All common stockholders of record as of the close of business on March 5, 2015, the record date, are entitled to notice of and to vote at the annual meeting.

Q:
What is the quorum for the annual meeting?

A:
A quorum at the annual meeting will consist of the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter. No business may be conducted at the meeting if a quorum is not present. As of the record date, 39,062,638 shares of our common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date not more than 120 days after the original record date of March 5, 2015 without notice other than announcement at the meeting.

Q:
How many votes do I have?

A:
You are entitled to one vote for each whole share of common stock you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, Computershare Trust Company N.A., you are the "stockholder of record" of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of those shares. Your broker, bank or other holder of record will forward the Notice and proxy statement and any accompanying documents to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card your broker, bank or other holder of record provides you or by following their instructions for voting by telephone or on the internet.

Q:
How do I vote?

A:
Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

Q:
How do I vote my shares that are held by my broker, bank or other holder of record?

A:
If your shares are held by a broker, bank or other holder of record, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers, banks and other holders of record allow you to submit voting instructions by mail, telephone and on the internet.

Q:
What am I voting on?

A:
The purpose of the annual meeting is to consider the following four proposals:

•
Proposal 1: To elect seven directors, each to hold office until our 2016 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

•
Proposal 2: To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay");

•
Proposal 3: To consider and vote upon, on an advisory basis, whether the Say-on-Pay vote should occur every one, two or three years ("Say-on-Frequency"); and

•
Proposal 4: To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for year ending December 31, 2015.

In addition, you will be voting on such other business as may properly come before the annual meeting, including any postponement or adjournment thereof.

Q:
What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast.
	Proposal 2: Say-on-Pay	The approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers requires the affirmative vote of a majority of the votes cast on the matter.
Proposal 3: Say-on-Frequency

The approval, on a non-binding, advisory basis, of holding the Say-on-Pay vote on a one-, two- or three-year basis requires the affirmative vote of a majority of the votes cast on the matter. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders.

	Proposal 4: Ratification of Independent Auditors	Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes cast on the matter.
Q:
How are abstentions and broker non-votes treated?

A:
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee must vote your shares in accordance with your instructions. Under stock exchange rules, if you do not give specific voting instructions, your broker, bank or other nominee cannot vote your shares on "non-routine" items. A "broker non-vote" is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker, bank or other nominee holder of record lacks discretionary voting authority for that particular item, and the broker, bank or other nominee has not received voting instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority to vote your shares on the ratification of Deloitte as our independent registered public accounting firm even if your broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of directors, or the approval on a non-binding, advisory basis of either the Say-on-Pay or Say-on-Frequency proposals. If you do not give voting instructions to your broker, bank or other nominee for these matters, a broker non-vote will occur and your shares will not be voted on these matters.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors, the approval on a non-binding, advisory basis of either the Say-on-Pay or Say-on-Frequency proposals and the ratification of auditors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Important: Beneficial owners of shares held by brokers, banks and other nominees are advised that, if they do not timely provide instructions to their broker, bank or other nominee, their shares will not be voted in connection with the election of directors or the approval on a non-binding, advisory basis of either the Say-on-Pay or Say-on-Frequency proposals. Accordingly, it is particularly important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

Q:
Will there be any other items of business on the agenda?

A:
As of the date of this proxy statement, the Board of Directors does not know of any other matters that may be brought before the annual meeting nor does it have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. If any other matter should come before the annual meeting or any nominee is unable to serve or declines to do so, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:
What happens if I submit my proxy without providing voting instructions on all proposals?

A:
Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted as follows:

•
FOR the election of the Board of Directors' nominees for director, or for a substitute or substitutes in the event a nominee or nominees are unable to serve or decline to do so;

•
FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement;

•
FOR the approval, on an advisory basis, of holding the Say-on-Pay vote on an annual basis; and

•
FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

Q:
Will anyone contact me regarding this vote?

A:
We have arranged for Georgeson Inc. to assist us in the solicitation of proxies. Solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:
Who has paid for this proxy solicitation?

A:
We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy statement and any additional materials furnished to stockholders. Our solicitation agent, directors, officers or employees may solicit proxies personally or by telephone. We will bear all expenses associated with our solicitation agent, and we will not pay any additional compensation to our directors, officers or employees who engage in any solicitation activities. We have hired Georgeson to solicit proxies for $10,000 plus expenses, and Computershare to assist in proxy matters and act as our inspector of elections, for $3,000 plus expenses. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:
May stockholders ask questions at the annual meeting?

A:
Yes. There will be time allotted at the end of the meeting when our representatives will answer appropriate questions from the floor.

Q:
How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other nominee, to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

  Our Company and some brokers, banks or other nominees may be householding our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the proxy statement, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Separate proxy cards will included for each stockholder at the address. Once you have received notice from your broker, bank or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders of record may revoke their consent at any time by contacting Thomas W. Bosse, Vice President, General Counsel and Secretary, either by calling toll-free (855) 564-3198 or by writing to 1649 W. Frankford Rd., Carrollton, TX 75007, Attention: Corporate Secretary. If you hold your shares through a broker, bank or other nominee holder of record, you should contact your holder of record to revoke your consent.

  Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a single set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, our proxy materials, you may either call (855) 564-3198 or send a written request to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Thomas W. Bosse, Corporate Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our corporate secretary in the same manner.

Q:
What does it mean if I receive more than one Notice?

A:
It means that you have multiple accounts with our transfer agent or with brokers. Please submit all of your proxies over the internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted.

Q:
Can I change my vote after I have voted?

A:
Yes. The proper submission of proxies over the internet, by mail or by telephone does not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:
Can I find additional information on the Company's website?

A:
Yes. Our website is located at www.cyrusone.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our Board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of business conduct and ethics and each of the charters of our Board committees may be obtained free of charge by writing to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Thomas W. Bosse, Corporate Secretary.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eight members. The Board of Directors has approved a decrease in the size of the Board of Directors to seven members, effective at the beginning of the annual meeting. Accordingly, at the 2015 annual meeting, pursuant to our charter and Bylaws, seven directors will be elected to serve until the 2016 annual meeting and until their successors are duly elected and qualified.

        The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following current directors to serve as directors: Gary J. Wojtaszek, Alex Shumate, William E. Sullivan, T. Tod Nielsen, Lynn Wentworth, John W. Gamble and David H. Ferdman (the "Nominees"). Melissa E. Hathaway, a current director, has decided to retire from our Board of Directors and will not stand for re-election at the annual meeting. The Board of Directors wishes to publicly thank her for her service on the Board and for her valuable contributions to the Company during its first years of existence as a public company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to serve or declines to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board of Directors, or the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, may reduce the size of the Board and number of nominees.

        The Board of Directors recommends a vote FOR each Nominee.

The Board of Directors

  Nominees for Election to Term Expiring 2016

        The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the annual meeting. The Board has identified specific attributes of each Nominee that the Board has determined qualify that person for service on the Board.

Gary J. Wojtaszek, Age 48

Director Since: July 2012

Board Committees: None

Qualifications: Mr. Wojtaszek is our Chief Executive Officer and brings to our Board of Directors critical knowledge and understanding of our data center colocation business coupled with an in-depth understanding of the Company's capital structure.

Gary J. Wojtaszek is our President and Chief Executive Officer and has served as a member of our Board of Directors since July 2012. Mr. Wojtaszek was appointed to the Board of Directors of Cincinnati Bell Inc. ("CBI") on July 29, 2011 and was named President of CyrusOne effective August 5, 2011. Upon consummation of our initial public offering, Mr. Wojtaszek resigned as a member of the Board of Directors of CBI. Prior to becoming the President of CyrusOne in August 2011, Mr. Wojtaszek served as Chief Financial Officer of CBI beginning July 2008 and as Senior Vice President, Treasurer and Chief Accounting Officer for the Laureate Education Corporation in Baltimore, Maryland from 2006 to 2008. Prior to that, Mr. Wojtaszek worked from 2001 to 2008 at Agere Systems, the semiconductor and optical electronics communications division of Lucent Technologies, which was subsequently spun-off through an initial public offering. While at Agere Systems, Mr. Wojtaszek worked in a number of finance positions, ultimately serving as the Vice President of Corporate Finance, overseeing all Controllership, Tax and Treasury functions. Mr. Wojtaszek started his career in General Motors Company's New York treasury group and joined Delphi Automotive Systems as the regional European treasurer in connection with the initial public offering and spin-off of Delphi Automotive Systems from General Motors.

Alex Shumate, Age 64

Independent Director Since: January 2013

Board Committees: Chairman of the Board and Lead Independent Director, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Qualifications: Mr. Shumate brings to our Board of Directors demonstrated managerial ability and a thorough understanding of the principles of good corporate governance.

Alex Shumate has served as a member of our Board of Directors since January 2013. Mr. Shumate has served as the Chair of the Board of Directors and Lead Independent Director since June 2014. Mr. Shumate also serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Shumate is currently the Managing Partner, North America, of Squire Patton Boggs (US) LLP, an international law firm ("Squire Patton Boggs"), since 2009. Prior to that, he served as the Managing Partner of the Columbus, Ohio office of Squire Patton Boggs since 1991. He is a current director of The J.M. Smucker Company. He also served as a director of the Wm. Wrigley Jr. Company from 1998 until its acquisition in 2008, as well as Nationwide Financial Services from 2002 until its acquisition in 2009. He served as a director of CBI from 2005 to January 2013. Mr. Shumate resigned as a member of CBI's Board of Directors upon consummation of our initial public offering.

William E. Sullivan, Age 60

Independent Director Since: January 2013

Board Committees: Nominating and Corporate Governance Committee (Chair), and Audit Committee

Qualifications: Mr. Sullivan brings to our Board of Directors a comprehensive understanding of the commercial real estate industry coupled with extensive real estate investment trust ("REIT") management experience.

William E. Sullivan has served as a member of our Board of Directors since January 2013. Mr. Sullivan serves as the chair of our Nominating and Corporate Governance Committee and serves as a member of our Audit Committee. In June 2014, Mr. Sullivan began serving as Chief Financial Officer and Treasurer for Purdue University in Indiana. From March 2007 to May 2012, Mr. Sullivan served as the Chief Financial Officer of ProLogis Inc. ("ProLogis"), a REIT operating as an owner, manager and developer of distribution facilities. Prior to joining ProLogis, Mr. Sullivan was the founder and President of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. Prior to that, Mr. Sullivan served as the Chairman (2001 to 2007) and Chief Executive Officer (2001 to 2005) of SiteStuff, Inc., a procurement solutions company specializing in real estate property and facility management. Mr. Sullivan worked for Jones Lang LaSalle Incorporated ("Jones Lang LaSalle"), and its predecessor, LaSalle Partners, in a variety of positions from 1984 to 2001, including as Chief Financial Officer from 1997 to 2001 and as a member of the Board of Directors from 1997 to 1999. Prior to joining Jones Lang LaSalle, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP ("Ernst & Young"). Mr. Sullivan has also served as a director and audit committee chairman of Jones Lang LaSalle Income Property Trust, Inc. since September 2012, and as a director and audit committee chairman of Club Corp., since August 2013.

T. Tod Nielsen, Age 49

Independent Director Since: January 2013

Board Committees: Compensation Committee (Chair), and Nominating and Corporate Governance Committee

Qualifications: Mr. Nielsen brings to our Board of Directors a strong technical background in software development, coupled with extensive management experience and knowledge of the information technology market.

T. Tod Nielsen has served as a member of our Board of Directors since January 2013. Mr. Nielsen serves as chair of our Compensation Committee and serves as a member of our Nominating and Corporate Governance Committee. Since June 2013, Mr. Nielsen has been the Chief Executive Officer of Heroku, a cloud application development company. Prior to that, Mr. Nielsen was Co-President, Applications Platform of VMware, Inc. ("VMware"). Mr. Nielsen served as VMware's Chief Operating Officer from January 2009 to January 2011. Prior to that, he served as President and Chief Executive Officer of Borland Software Corporation from November 2005 to December 2008. From June 2005 to November 2005, Mr. Nielsen served as Senior Vice President, Marketing and Global Sales Support for Oracle Corporation, an enterprise software company. From August 2001 to August 2004, he served in various positions at BEA Systems, Inc., a provider of application infrastructure software, including Chief Marketing Officer and Executive Vice President, Engineering. Mr. Nielsen also spent 12 years with Microsoft Corporation ("Microsoft") in various roles, including General Manager of Database and Developer Tools, Vice President of Developer Tools, and at the time of his departure, Vice President of Microsoft's platform group. Mr. Nielsen is a current director of Club Holdings LLC and BTI Systems, and former director of MyEdu Corp.

Lynn A. Wentworth, Age 56

Independent Director Since: October 2014

Board Committees: none

Qualifications: Ms. Wentworth brings to our Board of Directors extensive knowledge regarding complex financial, accounting and corporate governance matters affecting large corporations.

Lynn A. Wentworth has served as a member of our Board of Directors since election by the Company's stockholders in May 2014. Prior to retirement, she was Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. (a building products distributor) from 2007 to 2008. Prior to joining BlueLinx, she served as Vice President and Chief Financial Officer for BellSouth Corporation's Communications Group and held various other positions at BellSouth from 1985 to 2007. She began her career at Coopers & Lybrand, where she served in both the audit and tax divisions. She is a certified public accountant licensed in the state of Georgia. She is a director and chair of the Audit and Finance Committee of CBI, and is also a director and chair of the Audit Committee of Graphic Packaging Holding Company.

John W. Gamble, Jr., Age 52

Independent Director Since: May 2014

Board Committees: Audit Committee (Chair); and Compensation Committee

Qualifications: Mr. Gamble brings to our Board of Directors extensive knowledge regarding financial management, and the information technology market.

John W. Gamble Jr. has served as a member of our Board of Directors since May 2014. Mr. Gamble is currently Corporate Vice President and Chief Financial Officer of Equifax Inc., where he is responsible for corporate finance, accounting, treasury, tax and investor relations. From September 2005 to May 2014, Mr. Gamble was Executive Vice President and Chief Financial Officer for Lexmark International, Inc. In addition to corporate finance functions, he was responsible for Lexmark's investor relations, information technology, strategy and development, and internal audit and security functions. Prior to joining Lexmark, he was executive vice president and chief financial officer of Agere Systems, Inc. Mr. Gamble also served in finance leadership roles with AlliedSignal, Inc., and then Honeywell International, Inc., following the merger of the two entities. Earlier, Mr. Gamble served in a variety of finance capacities with General Motors. He began his career as an electrical engineer with Bethlehem Steel Corporation.

David H. Ferdman, Age 47

Director Since: January 2013

Board Committees: None

Qualifications: Mr. Ferdman brings to our Board of Directors a comprehensive understanding of our business coupled with extensive experience in the data center industry.

David H. Ferdman has served as a member of our Board of Directors since January 2013. Mr. Ferdman was the founder of Cyrus Networks, where he served as President and Chief Executive Officer from 2000 until its acquisition by CBI in June 2010. Mr. Ferdman served as the President of Cyrus Networks until August 2011 and served as the Chief Strategy Officer of CyrusOne, LLC ("Cyrus Networks") until January 2013. Upon consummation of our initial public offering, Mr. Ferdman resigned from his employment with the Company. Prior to founding Cyrus Networks, Mr. Ferdman was the Chief Operating Officer and co-founder of UWI Association Programs (d/b/a Eclipse Telecommunications), a facilities-based telecommunications service provider ("UWI"). As Chief Operating Officer of UWI, Mr. Ferdman was instrumental in the company's rapid growth, which culminated in its acquisition by IXC Communications (now part of Level 3 Communications Inc.) in 1998. Mr. Ferdman is also a director of Xand Holdings, Serendipity Wire, LLC, Circuit of the Americas, and Quality Uptime Services.

Biographical Information Regarding Executive Officers Who Are Not Directors

Kimberly H. Sheehy, Age 50 Chief Financial Officer and Administrative Officer	Kimberly H. Sheehy has served as our Chief Financial Officer since 2011. Prior to that, she held various roles between 1996 and 2011 at CBI, including Treasurer and Vice President of Investor Relations from March 2011 through November 2011, Vice President of Finance and Treasurer from 2007 to 2011, and prior to 2007 she held positions including Vice President of Financial Planning and Analysis, and Managing Director of Corporate Tax. Prior to joining CBI, Ms. Sheehy held accounting and tax positions at Ernst & Young.

Patricia M. McBratney, Age 40 Vice President and Controller

Patricia M. McBratney has served as our Vice President and Controller since January 2013. Prior to joining CyrusOne, Ms. McBratney held various accounting positions at Deloitte from 1996 to 2013. Ms. McBratney is a Certified Public Accountant with prior experience in both the consumer products and real estate industry. Ms. McBratney has also been involved in various initial public offerings, spin-offs, acquisitions, reverse acquisitions, and debt and equity offerings while employed by Deloitte.

Thomas W. Bosse, Age 53 Vice President, General Counsel and Secretary

Thomas W. Bosse has served as our Vice President, General Counsel and Secretary since March 2013. Prior to joining CyrusOne, beginning in 2003, he was a principal in The Law Offices of Thomas W. Bosse, PLLC, where he represented numerous companies in the communications and technology sectors, including CyrusOne, in financing, corporate governance, real estate, mergers and acquisitions and commercial transactions. From 1999 to 2003, he was Associate General Counsel for Broadwing Inc. Mr. Bosse is a graduate of the University of Notre Dame School of Law.

Kevin L. Timmons, Age 50 Chief Technology Officer

Kevin L. Timmons has served as our Chief Technology Officer since October 2011. Prior to joining CyrusOne, he led Microsoft's global data center team as General Manager, Data Center Services beginning in 2009. Prior to that, Mr. Timmons held several positions between 1999 and 2009 within the operations team at Yahoo! Inc. ("Yahoo!"). Mr. Timmons originally joined Yahoo! via the GeoCities acquisition in 1999 as Director of Operations. He was then promoted to Senior Director in 2000, and assumed the role of Vice President, Operations in 2006.

Venkatesh S. Durvasula, Age 48 Chief Commercial Officer

Venkatesh S. Durvasula has served as our Chief Commercial Officer, overseeing strategy, marketing and sales since October 2012. Mr. Durvasula joined CyrusOne in October 2012. Prior to joining CyrusOne, Mr. Durvasula served as the Chief Marketing and Business Officer of Quality Technology Services ("QTS") from March 2010 through April 2012. Prior to QTS, he was a co-founder and Chief Operating Officer of NYC-Connect, a privately-held interconnection business that was sold to Digital Realty Trust, Inc. and Telx in 2007. Following that sale, Mr. Durvasula served as the Chief Marketing Officer at Telx until August 2009. Prior to NYC-Connect, Mr. Durvasula served as Vice President of Sales at AboveNet, Inc.

Corporate Governance Profile

        We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

  •
  the Board of Directors is not classified; instead, each of our directors is subject to re-election annually;

  •
  the Board of Directors has determined that a majority of the seven persons who currently serve on the Board of Directors are independent within the meaning of the NASDAQ listing standards;

  •
  each of the members of the Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of the NASDAQ listing standards;

  •
  each of the members of the Audit Committee and the Compensation Committee meet the heightened independence standards within the meaning of the NASDAQ listing standards for service on those committees;

  •
  at least one of our Audit Committee members qualifies as an "Audit Committee financial expert" as defined by the SEC; and

  •
  we have opted out of the control share acquisition statute of the Maryland General Corporation Law.

        Our directors stay informed about our business by attending meetings of the Board of Directors and its standing committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board of Directors

        Our business and affairs are managed under the direction of the Board of Directors. A majority of the members of the Board of Directors is "independent," as determined by the Board of Directors, consistent with the listing standards of the NASDAQ.

Board Leadership

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Board of Directors considers its leadership structure on an annual basis.

        The Board of Directors may designate a chairman of the Board, who may or may not be an executive chairman. Since June 2014, Alex Shumate has served as our Chairman of the Board of Directors. Based on its most recent review of our leadership structure and the needs of the Company, the Board continues to believe that having Mr. Shumate serving in this position is optimal because it provides our Company with strong, effective and consistent leadership. Furthermore, our corporate governance guidelines provide that it is the Board's general policy that the positions of Chairman of the Board and Chief Executive Officer should be separate persons as an aid to the Board's oversight of management. The corporate governance guidelines also require a lead independent director, which since June 2014 has been Mr. Shumate.

        In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. The Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent directors enhances this oversight function. A number of Board and committee processes and procedures, including regular executive sessions of independent directors and a regular review of our executive officers' performance, provide substantial independent oversight of our management's performance. Finally, under our Bylaws and corporate governance guidelines, the Board has the ability to change its structure, should it deem doing so to be appropriate and in the best interests of our Company. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.

        The Chairman of the Board presides at all meetings of the Board of Directors, unless otherwise prescribed. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our Bylaws or by the Board of Directors.

Director Independence

        In accordance with corporate governance listing standards of the NASDAQ and our corporate governance guidelines, the Board, upon the recommendation of the Nominating and Corporate Governance Committee that is comprised solely of independent members, affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, and other information including the matters set forth in this proxy document under the caption "Certain Relationships and Related Transactions," the Board evaluates whether any director has any material relationship with CyrusOne, either directly or as a partner, stockholder or officer of an organization that has a relationship with CyrusOne, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based on these standards, the Board, including a majority of the current independent members, determined that each of the following persons who is serving as a non-employee director has no relationship with CyrusOne, except as a director and stockholder, and is independent: Alex Shumate, William E. Sullivan, T. Tod Nielsen, Lynn A. Wentworth and John W. Gamble, Jr.

        The Board determined that Gary J. Wojtaszek is not independent because he is the President and Chief Executive Officer of CyrusOne. In addition, the Board determined that David H. Ferdman is not independent, as he founded a predecessor company that was sold to the Company and briefly served as Chief Strategy Officer while the predecessor company was being integrated into CBI.

Board Meetings

        In 2014, the Board of Directors held eleven meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held four meetings. Each director attended over 75% of the Board meetings and each director's respective committee meetings in 2014.

        Although we do not have a policy requiring directors' attendance at annual meetings of stockholders, they are expected to do so. Each of our then-serving directors attended our 2014 annual meeting of stockholders.

        The Board of Directors regularly meets in executive session, without management present. Generally, these executive sessions follow after each quarterly meeting of the Board and each committee. In addition, the independent directors of the Board and the committees meet regularly in independent sessions without management or non-independent directors present. Alex Shumate, our Chairman and lead independent director, presides over such independent, non-management sessions of the Board. In 2014, the independent directors met at least twice in such independent sessions. As deemed necessary, directors also discuss matters informally between board and committee meetings.

Board Committees

        Under our corporate governance guidelines, the composition of each of our committees, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee must comply with the rules of the SEC and listing standards and other rules and regulations of the NASDAQ, as amended or modified from time to time. Our corporate governance guidelines define "independent director" by reference to the rules of the SEC and rules, regulations and listing standards of the NASDAQ, which generally deem a director to be independent if the director has no relationship that may interfere with the exercise of the director's independent judgment, and which further impose heightened requirements of independence for members of the Audit and Compensation Committees. Our Board of Directors may from time to time establish other committees to facilitate the management of our Company. The operating partnership agreement (the "Partnership Agreement") of our operating partnership CyrusOne LP (the "Operating Partnership") currently requires that, so long as CBI has the right to nominate at least one director, at least one of its nominees will serve on each Board committee (if the nominee is qualified as independent under the applicable rules, regulations and listing standards of the NASDAQ) other than any committee whose purpose is to evaluate or negotiate any transaction with CBI.

        Audit Committee.    The Audit Committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The Audit Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, discussed with management disclosures relating to our internal controls over financial reporting and prepares the report that federal securities laws require be included in our annual proxy statement. Mr. Gamble is the chair of the Audit Committee. Mr. Shumate and Mr. Sullivan also serve as members of our Audit Committee. The Board has determined each of Mr. Gamble and Mr. Sullivan to be an audit committee financial expert. Each member of the Audit Committee has been determined to be independent in accordance with the NASDAQ listing standards applicable to service on audit committees. The Audit Committee operates pursuant to a written charter.

        Compensation Committee.    The Compensation Committee reviews and makes recommendations to our Board of Directors regarding the compensation and benefits of our executive officers, administers and makes recommendations to our Board of Directors regarding our compensation and stock incentive plans, and produces an annual report on executive compensation for inclusion in our proxy statement. Mr. Nielsen is the chair of the Compensation Committee. Mr. Gamble and Mr. Shumate also serve as members of our Compensation Committee. Each member of the Compensation Committee has been determined to be independent in accordance with the NASDAQ listing standards applicable to service on compensation committees. The Compensation Committee operates pursuant to a written charter. In 2014, the Compensation Committee engaged Christenson Advisors to assist it in the performance of its duties and to make recommendations to the Compensation Committee with respect to director and executive compensation. In engaging the compensation consultant, the Compensation Committee considered the consultant's independence and actual or potential conflicts of interest. In connection with this review, the Compensation Committee solicited information regarding work for the Company, fees paid, relationships with members of the Board or management, ownership of Company stock and other information. The Compensation Committee is not aware of any conflicts of interest or other matters that affected the consultant's independence.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee develops and recommends to our Board of Directors a set of corporate governance guidelines, a code of business conduct and ethics and related Company policies and periodically reviews and recommends updates and changes to such guidelines, code and policies to the Board of Directors, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NASDAQ, establishes criteria for prospective members of our Board of Directors and conducts candidate searches and interviews. Mr. Sullivan is the chair of the Nominating and Corporate Governance Committee. Messrs. Nielsen and Shumate also serve as members of our Nominating and Corporate Governance Committee. Each of the Committee members has been determined to be independent in accordance with the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee operates pursuant to a written charter.

Role of the Board in Risk Oversight

        One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors administers this oversight function directly, with support from the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight. In particular, among other things, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Audit Committee also monitors compliance with the Company's policy on related party transactions, and our executives' compliance with the Company's code of business conduct and ethics. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines.

Nomination of Directors

        Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders, and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason. In addition to considering incumbent directors, the Nominating and Corporate Governance Committee may identify director candidates based on recommendations from any qualified individual or group, including, but not limited to, stockholders, the incumbent directors and members of management. The Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2014.

        The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole, its committees, and of each individual director and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Directors considers director candidates based on a number of attributes including:

  •
  Established leadership reputation in his/her field;

  •
  Reputation for good business judgment;

  •
  Active in business;

  •
  Knowledge of business on a national/global basis;

  •
  Meets high ethical standards;

  •
  Commitment to regular Board/committee meeting attendance;

  •
  The candidate's familiarity with data center facilities and operations; and

  •
  Whether the candidate would contribute to the gender, racial and/or geographical diversity of the Board.

        Candidates also are evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The Nominating and Corporate Governance Committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to the Board of Directors.

        The Nominating and Corporate Governance Committee also takes into consideration the nominations submitted by CBI. Pursuant to the Partnership Agreement, CBI has the right to designate one nominee for this annual meeting. Pursuant to such right, CBI has designated Lynn A. Wentworth as its nominee for election to the Board of Directors. In June 2014, CBI began its previously announced reduction of its ownership stake, and our Operating Partnership redeemed 15,985,000 partnership units owned by CBI in exchange for the proceeds of the sale of the same amount of shares of CyrusOne common stock in a primary offering. As a result, CBI's nomination rights for three Board seats were reduced to one. In making the determination that Ms. Wentworth was independent, among other factors the Board of Directors considered CBI's reduced Board roles, the fact that Ms. Wentworth was a director but not an officer of CBI, and her independent contributions to the Board since election by the Company's stockholders.

        The Nominating and Corporate Governance Committee will consider appropriate candidates for directors recommended by a stockholder of our Company. The Nominating and Corporate Governance Committee will evaluate director candidates submitted by our stockholders on the same basis as any other director candidates. Other than Ms. Wentworth, we did not receive any recommendations of director candidates or director nominations by stockholders for the 2015 annual meeting.

        Recommendations for nominations should be addressed to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Thomas W. Bosse, Corporate Secretary, indicating the candidate's qualifications and other relevant biographical information and providing confirmation of the candidate's consent to serve as a director, if elected. Stockholders may also nominate qualified individuals for election to the Board of Directors by complying with the advance notice and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Board Compensation for 2014

        In 2014, each of our directors who is not an employee of our Company or our subsidiaries received as compensation for the director's service: (i) grants of restricted stock with a grant-date fair value of $110,000 pursuant to our 2012 Long Term Incentive Plan, and (ii) a cash retainer (as described below). With respect to the equity grants, equity awards with a grant-date fair value of $100,000 were granted on February 7, 2014 for the then-serving directors (other than Mr. Staubach) and on May 5, 2014 for new Board members who joined the Board of Directors at the 2014 Annual Meeting of Stockholders. Additional equity awards with a grant-date fair value of $10,000 were granted to the then-serving directors on August 4, 2014. These awards all vest in February or May 2015. For the cash retainer, effective July 2014 each director receives an annual retainer of $60,000, except for our non-executive chair (Mr. Shumate), who receives an annual cash retainer of $120,000. The director who serves as chair of the Audit Committee (Mr. Gamble) receives an additional annual retainer of $20,000, and the directors who serve as chairs of the Compensation Committee (Mr. Nielsen) and the Nominating and Corporate Governance Committee (Mr. Sullivan) each receive an additional annual retainer of $15,000. Non-chair directors serving as members of the Audit, Compensation and

Nominating and Corporate Governance Committees each also receive an additional retainer of $7,500 per committee served. We did not provide any per-meeting compensation to any of our directors. Directors who are employees of our Company or our subsidiaries do not receive compensation for their services as directors.

        The following table summarizes the compensation that we paid to our non-management directors in 2014:

2014 Director Compensation Table

Name	Fees Earned ($)	Stock Awards ($)(1)		Total ($)
Alex Shumate	137,500	110,000		247,500
William E. Sullivan	105,417	110,000		215,417
Lynn A. Wentworth	52,500	110,000		162,500
T. Tod Nielsen	84,167	110,000		194,167
John F. Cassidy	50,000	100,000	(2)	150,000
Melissa E. Hathaway	75,000	110,000		185,000
John W. Gamble, Jr.	70,833	110,000		180,833
David H. Ferdman	85,300	110,000		195,300
Roger Staubach	25,000	—		25,000

(1)
Reflects the aggregate grant date fair value of the restricted stock awards granted on February 7, 2014, May 5, 2014 and August 5, 2014, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (FASB ASC 718). The grant date fair value of the restricted stock awards was determined by reference to the closing price of the shares on the grant date and excludes the impact of estimated forfeitures. The assumptions used in the calculation of the grant date fair value are incorporated by reference to Note 15 to the financial statements in our annual report on Form 10-K filed with the SEC on February 27, 2015.

(2)
In connection with Mr. Cassidy's retirement from service to the Company and resignation as the chairman and a member of the Board of Directors, in June 2014, the Board approved vesting for any remaining shares of restricted stock that had not previously vested.

        As of December 31, 2014, our non-employee directors held no stock options, and the following aggregate number of shares of restricted stock:

Name	Stock Awards (#)
Mr. Shumate	16,038
Mr. Sullivan	16,038
Ms. Wentworth	5,390
Mr. Nielsen	16,038
Ms. Hathaway	16,038
Mr. Gamble	5,390
Mr. Ferdman	53,729

Corporate Governance Matters

        We have adopted corporate governance guidelines and a code of business conduct and ethics that applies to all of our executive officers and employees, and each member of the Board of Directors. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.cyrusone.com in the "Corporate Governance" area of the "Company—Investor Relations" tab:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Audit Committee Charter;

  •
  Compensation Committee Charter; and

  •
  Nominating and Corporate Governance Committee Charter.

        Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any stockholder who requests them. Requests should be sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Thomas W. Bosse, Corporate Secretary.

Communication with the Board of Directors, Independent Directors and the Audit Committee

        Any party may contact the Board of Directors via mail at the address listed below.

  Board of Directors
  CyrusOne Inc.
  1649 West Frankford Road
  Carrollton, Texas 75007

        Any party may contact the Board of Directors via e-mail at the address listed below.

  boardofdirectors@cyrusone.com

        The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company's regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via mail at the address listed below:

  Chair
  Audit Committee
  CyrusOne Inc.
  1649 West Frankford Road
  Carrollton, Texas 75007

        Any party may contact the Audit Committee via e-mail at the address listed below:

  auditcommittee@cyrusone.com

        Alternatively, anyone may call our toll-free whistleblower hotline at 1-866-822-4720.

        Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.

        In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

 PROPOSAL 2: SAY-ON-PAY

        To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires the Board of Directors to provide our stockholders with the opportunity to vote on a non-binding, advisory basis, on the compensation of our named executive officers as set forth in this proxy statement. This proposal is also referred to as the "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement.

        Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other competitive corporations and REITs for top talent, and aligns our executives' interests with the long-term interests of our stockholders. Our Compensation Discussion and Analysis and the related compensation tables, which begin on page 23 of this proxy statement, describe in detail the components of our executive compensation program and the process by which our Board of Directors makes executive compensation decisions. Highlights of our program include the following:

  •
  Consistent with our pay-for-performance philosophy, at least 75% of the compensation for each of our named executive officers is tied to performance;

  •
  Multiple performance metrics are utilized to discourage excessive risk-taking, by removing any incentive to focus on a single performance goal to the detriment of other performance goals, and by balancing long-term and short-term objectives;

  •
  Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

  •
  Equity plans prohibit re-pricing or back-dating of options;

  •
  We do not guarantee annual bonuses;

  •
  Clawback policies allow recovery of certain compensation payments and proceeds from executives in the event of a significant restatement of financial results;

  •
  We do not grant time-based equity awards that vest solely on account of a change-in-control;

  •
  We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

  •
  We do not provide special executive retirement programs.

        We design our compensation programs to motivate our executives to achieve our fundamental and overriding objective—to create value for our stockholders at leadership levels on a consistent basis.

        This vote is non-binding; however, we highly value the opinions of our stockholders. Accordingly, the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

The Board of Directors recommends a vote
FOR the approval on a non-binding, advisory basis, of the following Resolution:

        "RESOLVED, that the stockholders of CyrusOne Inc. approve, on an advisory basis, the compensation of CyrusOne Inc.'s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and other related tables and disclosures."

 PROPOSAL 3: SAY-ON-FREQUENCY

        To consider and vote upon, on an advisory basis, whether the Say-on-Pay vote should occur every one, two or three years ("Say-on-Frequency")

        The Dodd-Frank Act also provides that stockholders must be given the opportunity, at least once every six years, to cast a non-binding, advisory vote on whether a Say-on-Pay vote on the compensation of our named executive officers should be held every one, two or three years.

        After careful consideration of the various arguments supporting each frequency level, the Board of Directors believes that a vote of every "1 YEAR" on Say-on-Pay is the best choice for the Company and its stockholders at the present time. Our recommendation for a vote of every "1 YEAR" is indicative of the strong belief that we have in our executive compensation programs and their effectiveness.

        Stockholders may cast a vote on the preferred frequency by selecting the option of one, two or three years (or abstain) when voting in response to the Say-on-Frequency proposal. This vote is non-binding, but the Compensation Committee and the Board of Directors fully intends to give meaningful and careful consideration to the vote results. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders.

The Board of Directors recommends a vote
of "1 YEAR" for the frequency of the Company's Say-On-Pay proposals.

 PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the accounting firm of Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for the year ending December 31, 2015, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee Charter, require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte for ratification by stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte in the future. Deloitte has served as the Company's independent registered public accounting firm since August 2012 and is considered by our management and the Audit Committee to be well qualified.

Fee Disclosure

        The following is a summary of the fees billed by Deloitte for professional services rendered for our Company for the years ended December 31, 2014 and December 31, 2013:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$1,319,493	$988,670
Audit Related Fees	224,356	78,458
Tax Fees	54,000	4,363
All Other Fees	—	—
Total	$1,597,849	$1,071,492

  Audit Fees

        "Audit Fees" consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte to be named in our registration statements and to the use of their audit report in the registration statements.

  Audit-Related Fees

        "Audit-Related Fees" consist of fees and related expenses for products and services other than services described under "Audit Fees" and "Tax Fees." These services included, among others, due diligence related to completed and potential acquisitions, accounting consultations that were not required by statute or regulation and consultations concerning financial accounting and reporting.

  Tax Fees

        "Tax Fees" consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

  Pre-Approval Policy

        All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee or a member of the Audit Committee designated by the full committee to pre-approve such services. Generally, the scope of the work to be performed by Deloitte, and the proposed fees associated with the work, are reviewed by management. The proposed work and associated fees are then presented to the Audit Committee for review, and if deemed appropriate, approval. The Audit Committee in its discretion meets with both Deloitte and with management together and, if needed, separately, prior to giving its approval. For approval of minor adjustments to the scope of work or fees, the Committee in its discretion may delegate approval to its chair. The Audit Committee or designated member concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        A representative of Deloitte will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

 AUDIT COMMITTEE REPORT

        The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, in accordance with the Audit Committee Charter. Management is responsible for the preparation of the Company's financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company's independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of the Company's audited financial statements and financial statement schedules with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Deloitte the audited financial statements for the year ended December 31, 2014 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Controls and Procedures" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

        In addition, the Audit Committee received and discussed the written disclosures and the letter from Deloitte that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, discussed with Deloitte the firm's independence from management and the Audit Committee, and discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 16, "Communications with Audit Committees".

        In reliance on the reviews and discussions referred to above, prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

  Submitted by the Audit Committee of the Board of Directors

  John W. Gamble, Jr. (Chair)
  Alex Shumate
  William E. Sullivan

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions the Compensation Committee has made under those programs and policies with respect to our named executive officers, and the material factors the Compensation Committee considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading "Executive Compensation" you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2014 by the following individuals, to whom we refer as our named executive officers:

  •
  Gary J. Wojtaszek, our President and Chief Executive Officer;

  •
  Kimberly H. Sheehy, our Chief Financial Officer;

  •
  Kevin L. Timmons, our Chief Technology Officer;

  •
  Venkatesh Durvasula, our Chief Commercial Officer; and

  •
  Thomas W. Bosse, our Vice President, General Counsel and Secretary.

Executive Summary

Our Business

        We are an owner, operator and developer of enterprise-class, carrier-neutral, multi-tenant data center properties. Our enterprise-class, carrier-neutral, multi-tenant data centers are purpose-built facilities with redundant power, cooling and access to a range of telecommunications carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology ("IT") infrastructure for approximately 670 customers in 25 data centers in 11 distinct markets (9 cities in the U.S., London and Singapore). We provide twenty-four-hours-a-day, seven-days-a-week security guard monitoring with customizable security features.

Fiscal 2014 Business Highlights

        Following our initial public offering and strong growth in 2013, as more fully discussed in the "Management Discussion and Analysis" of our 2014 Annual Report on Form 10-K, we also demonstrated strong growth and financial performance in 2014, highlighted by the following:

  •
  Total shareholder return ("TSR") in 2014 of 27.7%;

  •
  2014 revenue of $330.9 million, representing a 26% increase over 2013;

  •
  2014 Normalized Funds From Operations ("Normalized FFO") of $112.9 million, representing a 43% increase over 2013; and

  •
  2014 Adjusted EBITDA of $169.3 million, representing a 22% increase over 2013.

In addition to the financial highlights above, we achieved a number of additional business objectives in 2014:

  •
  Leased a record 236,000 Colocation Square Feet ("CSF") during 2014, representing a 33% increase over our previous record in 2013;

  •
  Added nearly 60 new customers, including 15 Fortune 1000 companies, increasing the total number of Fortune 1000 customers to 144;

  •
  Developed 185,000 CSF in our key markets, including Houston, Dallas and Phoenix, resulting in a 16% increase in the size of our portfolio over 2013;

  •
  Established an East Coast presence and enhanced the geographic diversity of our portfolio by expanding into Northern Virginia;

  •
  Completed a successful equity offering in June 2014, which resulted in a reduction of the ownership position of our former parent CBI, and in a broader stockholder base and increase in the public float and liquidity of the Company's stock;

  •
  Successfully and expediently completed additional Sarbanes-Oxley and financial compliance requirements resulting from June 2014 equity offering; and

  •
  Continued our focus on operational excellence, security and compliance by receiving ISO 27001:2013 certification.

For definitions of these terms, and reconciliation of non-GAAP financial measures to GAAP financial measures, please see Appendix A.

Fiscal 2014 Performance and Compensation

        The Company's executive compensation plan ties a significant portion of an executive's realized annual compensation to the Company's achievement of its financial goals. In 2014, this focus on performance resulted in annual bonus payments above target when performance goals were exceeded, and incentive vesting below target when performance goals were only partially met. The 2014 annual bonus was tied to the Company's achieving certain revenue, Adjusted EBITDA, and average lease rate goals. In 2014, the Company increased its revenue by 26% over 2013, or by $15.7 million over the target for 2014. Similarly, Adjusted EBITDA increased by 22% over 2013 Adjusted EBITDA, or by $3.8 million over the target for 2014, and average lease rates exceeded the target by over 17%. These successful annual results, together with achievement of individual performance goals, resulted in above-target annual bonus payments to each of our named executive officers, ranging from 127%–133.9% of target, depending on the different weightings given to each performance component by the Compensation Committee. For more information regarding the 2014 annual bonus, see the description below under the heading "—2014 Executive Compensation Components—Annual Bonus".

        For long-term incentives, as more fully described below, grants awarded in 2014 are tied 50% to cumulative Adjusted EBITDA goals over the 2014-2016 performance period, and 50% to TSR as of the end of the three-year period ending December 31, 2016. For the 50% tied to Adjusted EBITDA goals, while Adjusted EBITDA exceeded the cumulative target for 2014, per the terms of the grants, vesting for the first tranche was limited to 100% of target. No vesting occurred for the portion of the performance-based shares tied to the achievement of 3-year TSR as per the terms of those grants, vesting, if any, will not occur until February 2017.

        For long-term incentive grants awarded in 2013, as more fully described below, vesting is tied 50% to the achievement of cumulative EBITDA goals over the 2013-2015 performance period, and 50% to TSR as of the end of the three-year period ending December 31, 2015. For the portion tied to cumulative EBITDA, cumulative EBITDA was 98.65% of the cumulative EBITDA target for the two-year period ending December 31, 2014, which after subtracting the shares and options that vested in 2013, resulted in a lower percentage vesting for the second tranche of the 2013-2015 award cycle. No vesting occurred for the portion of the performance-based shares tied to the achievement of 3-year TSR as per the terms of those grants, vesting, if any, will not occur until March 2016.

        In light of the time-based restricted shares granted in connection with our initial public offering in 2013, which cliff-vest on January 24, 2016 (the "IPO Grants"), no time-based performance shares, or stock options, were granted in 2014 to any of our named executive officers. Beginning in 2015, the key financial measures used to assess short-term annual performance will include revenue and Normalized FFO, and for long-term performance, TSR and Return On Assets ("ROA"). For definitions of these terms, and reconciliation of non-GAAP financial measures to GAAP financial measures, see Appendix A.

Compensation Governance Highlights

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓	The Compensation Committee is composed solely of independent directors.

Over 75% of each senior executive's compensation is performance-based, and thus "at-risk".

We have stock ownership guidelines for our executive officers, including the named executive officers, and our independent directors.

We have a compensation clawback policy that permits the Company to recoup executive compensation in the event of a material financial misstatement.

The exercise price of options granted under the 2012 Long Term Incentive Plan may not be less than the closing price of our common stock on the date of grant.

Our named executive officers participate in the same welfare benefit programs at the same cost as other salaried employees.

Our named executive officers' employment agreements include double-trigger change-in-control severance benefits.

We provide limited perquisites.

Our insider trading policy prohibits any employee or director from engaging in hedging activities involving Company stock.

The Board's compensation consultant is independent and provides no other services to the Company.

X X X X	We do not provide tax gross-ups, including for example, U.S. tax code Section 280G excise tax "gross ups".

The change in control definition contained in the 2012 Long Term Incentive Plan is not a "liberal" definition that would be activated on mere stockholder approval of a transaction.

The 2012 Long Term Incentive Plan prohibits the repricing of stock options without stockholder approval.

We do not guarantee annual bonuses.

Compensation Philosophy

        Our fundamental objective is to create value for stockholders, on a consistent long-term basis. Our compensation philosophy is to support value creation for our stockholders by attracting and retaining talented executives with competitive pay packages, to align the compensation for our senior executives to sustainable, consistent, balanced growth and to achievement of specific short- and long-term goals set by the Compensation Committee. We use a combination of compensation programs to incent our senior executives to achieve growth and value creation over the short- and long-term:

  •
  We use a short-term incentive plan to reward executives for achievement of annual business goals set by the Compensation Committee.

  •
  We use a long-term incentive program to reward executives for achievement of three-year business goals set by the Compensation Committee.

  •
  We have substantial stock ownership requirements for our senior executives to align their performance to stockholder objectives.

How We Make Compensation Decisions

Role of Compensation Consultant and Market Data

        To assist in evaluating our compensation practices, in 2014, the Compensation Committee engaged an independent consultant, Christenson Advisors ("Christenson"), to provide a competitive analysis of compensation levels for our named executive officers. Specifically, our Compensation Committee worked with Christenson to establish our peer groups, and Christenson conducted a competitive market assessment of the compensation elements for each of our named executive officers, compared to our peer groups. In setting compensation levels for our named executive officers, our Compensation Committee uses peer groups to maintain an awareness of market data and pay practices, but considers various factors—each as discussed in greater detail below in this Compensation Discussion and Analysis—and does not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, our Compensation Committee uses this peer-group information as one input in its decision-making process.

        In light of the Company's unique operating business, which combines aspects of both a real estate/asset business and a technology/operating business, the Compensation Committee and Christenson identified twenty-nine peer companies, which are organized into three different peer groups—a direct competitor peer group, a size-based peer group and a cloud computing peer group. The Compensation Committee considers that using three separate peer groups better captures the full aspects of marketplace in which the Company competes for business and talent, which could be missed by the use of one peer group alone:

  •
  The direct competitor peer group includes competitors against which the company competes for colocation customers;

  •
  The size-based peer-group includes real estate investment trusts that are comparable in size and against which the Company's financial performance is measured by the real-estate investors; and

  •
  The cloud-based technology group includes companies that provide thought leadership on products which drive colocation decisions for companies such as ours.

        The table below for the companies in each of these three peer groups:

Direct Competitor Peer Group
Digital Realty Trust	Dupont Fabros Technology	CoreSite
QTS Realty Trust	Equinix
Size-Based Peer Group
Acadia Realty Trust	Associated Estates Realty Corp	Cedar Realty Trust
CoreSite	Cousins Properties	EDR Trust
First Potomac Realty Trust	Government Properties Income	Hersha Hospitality Trust
Inland Real Estate Corporation	Investors Real Estate Trust	Kite Realty Group Trust
LTC Properties	Medical Properties Trust	National Health Investors
Parkway Properties Trust	Potlatch Corporation	Ramco-Gershenson Properties
Saul Centers
Cloud Computing Peer Group
VMware	Citrix Systems	Salesforce.com
CenturyLink/Savvis	Rackspace	Endurance International Group

Role of Executive Officers, the Compensation Committee and the full Board of Directors

        The Compensation Committee determines measurements and targets for financial performance. Individual base salaries, annual incentive awards and long-term incentive grants are determined with regard to the external marketplace, and within a framework of the executive's position and responsibility, individual performance, and future potential. Each year, with respect to the named executive officers other than the Chief Executive Officer, the Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance, and recommendations to the Compensation Committee for base salary, annual incentive awards and long-term incentive grants. Such assessment includes the performance of the executive's respective department, contributions to the Company, the quality of the executive's advice on matters within the competence of the executive, and other matters deemed relevant by the Chief Executive Officer. All compensation for the named executive officers (other than the Chief Executive Officer) is set by the Compensation Committee.

        The Chief Financial Officer presents the results of the Company's financial performance based on the Company's financial statements, which are reviewed by the Audit Committee.

        With respect to compensation for the Chief Executive Officer, the Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance, and approval of salary, annual bonus and incentive awards. All Board members are invited to provide their perspectives on the Chief Executive Officer's individual performance, including but not limited to matters pertaining to operational and financial performance, training and development of the leadership team, succession planning, and community involvement. The Compensation Committee has discretion in evaluating the Chief Executive Officer's individual performance, and may recommend to the full Board a discretionary increase or decrease. The Compensation Committee reviews and makes recommendations to the full Board on the Chief Executive Officer's annual base salary, annual incentive award, and long-term incentives. All compensation for the Chief Executive Officer is approved by the full Board in executive session.

2014 Executive Compensation Components

        The primary components of compensation for the named executive officers in 2014 were base salary, short-term incentives in the form of annual bonus, and long-term equity incentives in the form of performance-based restricted stock, each as described further below. In 2014, the Committee did not grant any awards of time-based restricted stock, or stock options.

Base Salary

        Base salaries represent the only fixed portion of our named executive officers' annual compensation, and are intended to compensate the executive for the day-to-day work performed for the Company. Base salaries are established at levels intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his or her position. During 2014, each of our named executive officers was employed pursuant to a written employment agreement. The respective employment agreements provide for minimum annual base salaries of $576,000 for Mr. Wojtaszek, $330,000 for Ms. Sheehy, and $300,000 for each of Messrs. Timmons, Durvasula and Bosse. In 2014, the Compensation Committee (and the Board of Directors with respect to the Chief Executive Officer) reviewed the base salaries for the named executive officers, and based on a number of factors, including the input from the Chief Executive Officer for the other named executive officers, determined that a minimal cost-of-living increase, which it determined to be three percent, was appropriate for Mr. Wojtaszek, Ms. Sheehy and Mr. Bosse. The Compensation Committee adjusted the salaries of Messrs. Timmons and Durvasula to align them with market values for the skills of the respective positions, as well as to incent a teamwork approach to the fulfillment of their respective positions. The table below summarizes the base salaries established for each of our named executive officers in 2013 and 2014:

	2013 Base Salary ($)		2014 Base Salary ($)(2)	% Change
Mr. Wojtaszek	600,000	(1)	618,000	3%
Ms. Sheehy	350,000	(1)	360,500	3%
Mr. Timmons	325,000	(1)	360,500	11%
Mr. Durvasula	300,000	(1)	360,500	20%
Mr. Bosse	300,000	(3)	309,000	3%

(1)
Effective July 2013.

(2)
Effective February 2014.

(3)
Effective March 2013.

Annual Bonus

        Each of our named executive officers participates in the CyrusOne 2013 Short Term Incentive Plan, pursuant to which each executive has an opportunity to earn additional cash compensation based on achievement of pre-established financial goals (weighted 80%) and individual performance goals (weighted 20%) that support our annual business objectives.

        Pursuant to their employment agreements, each of Messrs. Wojtaszek and Timmons has a minimum bonus target of not less than 100% of his then-current base salary, Mr. Durvasula has a bonus target of not less than 75% of his then-current salary, and each of Ms. Sheehy and Mr. Bosse has a bonus target of not less than 50% of his or her then-current base salary. In 2014, the Compensation Committee (and in the case of the Chief Executive Officer, the full Board of Directors together with the Compensation Committee) reviewed the target percentages of each of the named executive officers, and determined to leave the percentage for Messrs. Wojtaszek and Timmons unchanged. With respect to Mr. Durvasula and Ms. Sheehy, the Compensation Committee increased the bonus-target percentage to 100% to align them with market values for the skills of the respective positions, as well as incent a teamwork approach to the fulfillment of their respective positions. With respect to Mr. Bosse, the Compensation Committee took into account a number of factors, including market values and input from the Chief Executive Officer, and increased the bonus-target percentage to 65% to align it with market values for the skills and responsibilities of the position. The following table sets forth the 2014 base salary and annual target bonus opportunity for each of our named executive officers.

	Annual Base Salary(1)	Annual Target Bonus ($)(2)	% of Base Salary
Mr. Wojtaszek	615,577	769,471	125%
Ms. Sheehy	359,086	359,086	100%
Mr. Timmons	355,721	355,721	100%
Mr. Durvasula	352,356	352,356	100%
Mr. Bosse	307,789	200,063	65%

(1)
Reflects actual base salary paid in 2014.

(2)
Effective February 2014.

        The financial performance component of the 2014 bonus opportunities for the named executive officers was based on achieving certain minimum revenue, Adjusted EBITDA, and average leasing rate goals. The Compensation Committee selected each of these performance metrics because each is a key indicator of the Company's financial performance. Specifically, revenue and Adjusted EBITDA are well understood and accepted by the investing public as measures of financial performance. The average lease rate is an important component of return on capital, operating margin, and other useful performance metrics, and is intended to focus our executives on profitable revenue growth. The following table shows the threshold, target, maximum and actual performance levels for each financial component of the 2014 bonus opportunities for our named executive officers, in millions (other than average lease rate per kilowatt):

	Threshold ($)	Target ($)	Maximum ($)	2014 Actual ($)
Revenue	283.7	315.2	362.5	330.9
Adjusted EBITDA(1)	149.0	165.5	190.3	169.3
Average Lease Rate(2)	135/kw	150/kw	172.5/kw	176/kw

(1)
See Appendix A for definition and reconciliation to GAAP measures.

(2)
See Appendix A for definition.

        The following sliding scale applied to the financial performance targets, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage
<90%	0%
90%	50%
100%	100%
115%	200%

        The Compensation Committee determined the minimum thresholds and additional payments for performance, in order to motivate the executives and align their bonuses to Company performance, and set the maximum payouts in order to discourage excessive risk-taking. As shown in the table below, the Compensation Committee also weighted each of the financial performance measures differently for the individual named executive officers to better incent the respective individuals to achieve those particular performance measures.

        The individual performance component of the 2014 bonus opportunities for the named executive officers is largely subjective and relates to each executive's goals and objectives for the year, including, but not limited to, the following:

  •
  Mr. Wojtaszek—ensure successful monetization of CBI equity stake, and oversee operational initiatives.

  •
  Mr. Timmons—develop self-service customer portal, automate reporting tools, and implement operational improvements.

  •
  Ms. Sheehy—implement new software platforms for accounting, equity and expense tracking, and establish employee stock purchase plan.

  •
  Mr. Durvasula—redesign company website, create and implement additional customer engagement tools, including advisory council, surveys and account management.

  •
  Mr. Bosse—support company initiatives on compliance and risk management, streamline management of legal vendors.

        The following table shows the percentage weighting established by the Compensation Committee for 2014 for each of the components of the short-term performance goals (and in the case of the Chief Executive Officer, by the Compensation Committee and full Board of Directors):

	Revenue	Adjusted EBITDA	Lease Rates	Individual	Total
Mr. Wojtaszek	30.0	40.0	10.0	20.0	100.0
Ms. Sheehy	30.0	40.0	10.0	20.0	100.0
Mr. Timmons	25.0	50.0	5.0	20.0	100.0
Mr. Durvasula	40.0	30.0	10.0	20.0	100.0
Mr. Bosse	30.0	40.0	10.0	20.0	100.0

        In 2014, actual results for each of the financial performance goals exceeded the target amounts, resulting in an above-target payment to each executive. In addition, in recognition of their achievement of their individual objectives, and other important Company objectives, including the successful implementation of Sarbanes-Oxley and internal control programs, the Compensation Committee approved an incentive attributable to individual performance at an amount equal to 26% of the bonus target for each named executive. The following table shows the percentage relative to the target bonus, and actual percentages paid to each executive for the respective performance goals:

				Adjusted EBITDA (%)		Lease Rates (%)		Individual (%)		Bonus Target (%)
		Revenue (%)
	Target Bonus ($)											Actual Bonus ($)
		Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual
Mr. Wojtaszek	769,471	30.0	40.0	40.0	46.1	10.0	20.0	20.0	26.0	100.0	132.1	1,016,548
Ms. Sheehy	359,086	30.0	40.0	40.0	46.1	10.0	20.0	20.0	26.0	100.0	132.1	474,389
Mr. Timmons	355,721	25.0	33.3	50.0	57.7	5.0	10.0	20.0	26.0	100.0	127.0	451,677
Mr. Durvasula	352,356	40.0	53.3	30.0	34.6	10.0	20.0	20.0	26.0	100.0	133.9	471,839
Mr. Bosse	200,063	30.0	40.0	40.0	46.1	10.0	20.0	20.0	26.0	100.0	132.1	264,303

  Long-Term Incentives

        Each of the named executive officers received grants of performance-based restricted stock during 2014 under the 2012 CyrusOne Long-Term Incentive Plan ("2012 Plan"). In determining the number and form of awards, the Compensation Committee considered a number of factors, including the fact that the 2013 IPO Grants were time-based restricted stock awards. The Compensation Committee therefore determined that all awards granted in 2014 would be performance-based only. The Compensation Committee likewise determined that no options would be granted. In determining the appropriate target components, the Committee determined that 50% of the performance-based restricted stock would be subject to achievement of cumulative Adjusted EBITDA goals during the period beginning January 1, 2014 and ending December 31, 2016, and 50% of the performance-based restricted stock would be subject to the achievement of TSR goals as of the end of the three-year period ending December 31, 2016. In 2013, grants made to executives under the 2012 Plan were tied 50% to the achievement of cumulative EBITDA goals during the period beginning January 1, 2013 and ending December 31, 2015, and 50% to TSR goals as of the end of the three-year period ending December 31, 2015. EBITDA was used in 2013 as it was the metric historically used by our former parent CBI to measure performance of its data center business. In 2014, the Committee determined to substitute Adjusted EBITDA for EBITDA as one component, since it is widely accepted by investors, and is used as a financial performance metric in the Company's public reporting and in its debt covenants. While Adjusted EBITDA is also a measurement used to assess short-term annual performance, the Compensation Committee determined it is also a useful measure to assess long-term performance. When used to measure long-term performance, the targets were set on a cumulative basis, such that awards vest based not on annual Adjusted EBITDA, but on cumulative Adjusted EBITDA over the longer-term measurement period. For the remaining portion of the long-term incentive goals, the Compensation Committee determined that TSR continued to be a useful financial measure for long-term performance, since it is widely accepted by investors as well as tracking the historical financial information presented in previous years. Similar to the long-term incentive grants made in 2013, in determining the number of awards to be granted, the Compensation Committee granted each named executive officer other than the Chief Executive Officer an award equal in amount, in order to perpetuate the teamwork ethic necessary for the growth of the Company in its first years following the successful initial public offering in 2013. After considering various factors including market data, and the leadership requirements of the position, the Compensation Committee set the grants for the Chief Executive Officer at twice the number awarded to each of the other named executive officers.

        For the portion of performance-based awards granted in 2014 that are subject to predetermined Adjusted EBITDA goals, up to one-third will vest on each February 7 of the year following the applicable year of the performance period, with the percentage that may vest ranging from 0% for achievement below 90% of the Adjusted EBITDA target, 50% for achievement at 90% of the Adjusted EBITDA target and 100% for achievement at 100% of the Adjusted EBITDA target. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. For each of fiscal year 2014 and 2015, if cumulative Adjusted EBITDA exceeds the target, the maximum number of shares that may vest will be limited to one-third of the award that is subject to Adjusted EBITDA performance. If at the end of the third year total cumulative Adjusted EBITDA over the 2014-2016 performance period exceeds the Adjusted EBITDA target by 115% or more, up to 200% of the target number of performance-based awards subject to Adjusted EBITDA performance may vest.

        The portion of the performance-based awards subject to TSR goals will cliff-vest on February 7, 2017 if the return on the Company's stock for the three-year period ending December 31, 2016 meets or exceeds the return for the MSCI-US REIT Index. If our TSR exceeds the return of such index by 2% or more, up to a maximum of 200% of the target number of performance-based awards subject to shareholder return goals may vest. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. Notwithstanding the foregoing, if despite meeting or exceeding the index return, the Company's TSR is negative, the number of shares or options that would have otherwise vested will be reduced by 50%.

        For long-term incentive grants made in 2014, the Company's cumulative Adjusted EBITDA exceeded the target cumulative Adjusted EBITDA for 2014 by more than 2%. Per the terms of the award, even though performance exceeded the target, vesting on February 7, 2015 was limited to 100% of the target number of performance-based awards tied to cumulative Adjusted EBITDA for 2014. No vesting occurred for the portion of the performance-based awards granted in 2014 that are subject to TSR, since by design those are not intended to vest until measurement of 3-year TSR in 2017.

        For long-term performance-based grants made in 2013, the cumulative EBITDA for the two-year period ending December 31, 2014 was $291.6 million, or 98.65% of the target for such period set by the Compensation Committee. This resulted in vesting below target for the tranche of the awards set to vest in 2014. After subtracting the long-term performance based shares which vested in 2013, this resulted in vesting of only 87% of the target number of shares for 2014. No vesting occurred for the portion of the performance-based awards granted in 2013 that are subject to TSR, since by design those are not intended to vest until measurement of 3-year TSR in 2016.

        More information regarding the long-term incentives granted to our named executive officers during 2014 can be found in the Grants of Plan-Based Award table and, during 2013 and 2014, in the Outstanding Equity Awards at 2014 Fiscal-Year End table.

Changes to 2015 Short-Term and Long-Term Incentive Programs and Beyond

        During 2015, the Compensation Committee has begun to undertake a more comprehensive review of our executive compensation program so that we continue to create value for stockholders on a consistent, long-term basis. As we enter our third year as a public company, we are committed to continuous review of our executive compensation program to ensure it aligns with our performance and the best interests of the Company and our stockholders. In 2015, in order to refine the executive compensation to align with performance metrics commonly used in both the real estate investment and technology communities, for the annual incentive the Compensation Committee has replaced the Adjusted EBITDA financial performance metric in favor of Normalized FFO, such that each of the named executive officer's annual bonus will be dependent on achieving revenue, Normalized FFO, and individual performance targets. For long-term incentive grants in 2015 for the 2015-2017 cycle, Adjusted EBITDA has been replaced with two metrics, namely TSR and ROA. For each of the named executive officers, consistent with practices in the technology communities, 25% of the awards granted are in the form of options and 75% are in the form of restricted stock. Of the restricted stock, in order to provide an appropriate retention incentive, 25% granted are in the form of time-based restricted stock, and the remainder split equally between restricted stock-grants tied to TSR, and restricted stock grants tied to ROA. The option and time-based restricted stock grants vest in three installments pro-rata on February 10 of each of 2016, 2017 and 2018, subject generally to continued employment through the applicable vesting date. The options have a ten-year term.

        In addition, the Compensation Committee has determined to refrain from any use of pure "single-trigger" vesting of performance-based grants upon a change in control of the Company. Instead, future performance-based awards will include additional mechanisms to protect shareholder value and dis-incentivize risky behavior by executives in change in control situations, for example by the use of double-trigger vesting provisions or other criteria designed to tie vesting to measurable performance rather than solely to a change in control. The Compensation Committee will also continue to analyze other features of our long-term incentives, as well as other components of executive compensation, in order to attract and motivate talented executives, while discouraging behaviour that is not in the best interests of stockholders.

Employment Agreements

        The Company has entered into written employment agreements with each of the executive officers. Employment agreements allow the Company the flexibility to make changes in key positions with or without cause, and minimize the potential for disagreements or litigation, by establishing separation terms in advance, including arbitration provisions and the execution of appropriate releases, and perpetuation of important confidentiality and non-competition restrictions. The benefits specified in the employment agreements, including the severance and change in control payments, are important provisions designed to ensure the recruitment and retention of quality executive talent.

        Pursuant to their respective employment agreements, each of our named executive officers is generally entitled to severance payments in the event his or her employment is terminated (a) other than for cause, (b) as a result of a constructive termination or (c) due to the executive's death or disability or (d) under certain circumstances within one year following a change in control (as defined in the 2012 Plan).

        The named executive officers are not entitled to any change in control benefits absent their termination of employment (discussed above), with the exception of accelerated vesting of their equity awards granted under the 2012 Plan. Upon the occurrence of a change in control and in the event the outstanding equity awards held by the executive are not assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will become fully vested and (ii) the executive's performance-based awards will vest at the maximum level. In the event the outstanding equity awards are assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will remain outstanding and subject to continued vesting in accordance with their terms and (ii) the executive's performance-based awards will vest at the target level, subject to continued vesting between the target and maximum levels if the executive's employment is terminated without cause or he or she experiences a constructive termination within 12 months following the change in control . "Double-trigger" provisions were chosen as appropriate for severance benefits pursuant to the employment agreements, to minimize incentives to engage in a transaction that would potentially benefit the executives at the expense of the shareholders.

        More information regarding the severance payable to our named executive officers pursuant to their employment agreements and treatment of outstanding equity awards under the 2012 Plan can be found at "Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control".

Other Compensation-Related Policies

        In further support of its pay-for performance policy, and to discourage inappropriate behaviors and excessive risk taking, the Company has adopted additional compensation-related policies, including:

  •
  Stock Ownership Guidelines—The Company's written guidelines specify that the Chief Executive Officer is expected to hold shares worth at least three times his annual base pay, and each other named executive officer is expected to hold at least one and a half times his or her annual base pay. As of December 31, 2014, each named executive officer has met the minimum requirements for stock ownership.

  •
  Anti-hedging—The Company has a written policy prohibiting senior executives from owning or trading in derivative financial instruments, short-selling, or participating in investment strategies that hedge the economic risk of owning the Company's securities.

  •
  Clawback—The Company has a written clawback policy allowing it to recover incentive payments realized by executive officers in the preceding three years in the event of a material restatement of the Company's financial statements, if the incentive payments would have been lower if calculated based on the restated financials, and the executive engaged in actual fraud or willful unlawful misconduct that materially contributed to the need for the restatement.

  •
  Repricing Prohibition—The Company maintains prohibitions on the re-pricing of underwater stock options, and cash buyouts of underwater stock options.

  •
  Double-trigger change-in-control severance benefits—In the event of a change in control, an executive must be terminated without cause or resign for a good reason within 12 months following the change in control in order to obtain the severance benefits under his or her employment agreement.

Compensation Committee Analysis of Risk

        In setting performance goals and incentive levels, the Compensation Committee seeks to achieve the proper balance between motivating the Company's executives to achieve strong performance, while discouraging inappropriately risky behavior that would reward an executive at the expense of the Company or its shareholders. For short term annual goals, top-line revenue growth must be balanced with attaining minimum average lease rates, and the respective performance goals are considered and weighted separately for each individual named executive officer to best align responsibility for a particular performance measurement against the executive's ability to effect the circumstances necessary to achieve that performance goal. Short-term performance goals are balanced with the long-term goals so that management is not focused on one to the detriment of the other. While historically EBITDA or Adjusted EBITDA has been used as a key metric for both short-term and long-term performance, the Compensation Committee applies the measurement differently, such that for purposes of the long-term incentives, achievement of the performance target is measured on a cumulative basis rather than an annual basis, and payment of the long-term portion is capped on an annual basis until long-term cumulative performance goals have been reached. Similarly, TSR performance helps focus the Company on long-term results rather than solely on short-term performance. The Compensation

Committee also reviews other compensation components and policies, and has implemented a number of important compensation policies that discourage risky behavior, such as a clawback policy, share ownership requirements, and double trigger severance provisions, which further align the interests of the executives to the long-term interests of the shareholders.

Compensation Committee Report

        The Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for the Company's other executive officers. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2015 Annual Meeting of Stockholders for filing with the SEC.

  Compensation Committee:
  T. Tod Nielsen (Chair)
  Alex Shumate
  John W. Gamble, Jr.

 EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth information concerning compensation paid to or earned by the Company's named executive officers for the years ended December 31, 2014, December 31, 2013 and December 31, 2012.

Name and Principal Position	Year		Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gary J. Wojtaszek	2014		615,577	1,500,000	(1)	—		1,016,548	(2)	15,224	(3)	3,147,349
President and Chief	2013		598,616	4,631,656	(1)	155,892	(4)	4,473,866	(5)	755,330		10,615,360
Executive Officer	2012	(6)	576,000	250,000		250,000		649,094		6,366		1,731,460
Kimberly H. Sheehy(7)	2014		359,086	750,000	(1)	—		474,389	(2)	14,593	(3)	1,598,068
Chief Financial Officer	2013		345,961	2,192,765	(1)	77,945	(4)	1,978,137	(5)	169,289		4,764,096
Kevin L. Timmons	2014		355,721	750,000	(1)	—		451,677	(2)	14,297	(3)	1,571,695
Chief Technology Officer	2013		312,019	2,156,684	(1)	77,945	(4)	4,221,730	(5)	80,134		6,848,512
	2012	(6)	281,731	—		—		412,981		10,000		704,712
Venkatesh Durvasula(7)	2014		352,356	750,000	(1)	—		471,839	(2)	13,897	(3)	1,588,092
Chief Commercial Officer
Thomas W. Bosse(7)	2014		307,789	750,000	(1)	—		264,303	(2)	3,639	(3)	1,325,731
Vice President, General Counsel and Secretary

(1)
Reflects the aggregate grant date fair value of performance-based restricted stock awards granted to the named executive officers in 2013 and 2014, and the time-based IPO Grants made in connection with the Company's initial public offering in January 2013, each determined in accordance with FASB ASC 718. The assumptions used in the calculation of the grant date fair values of the stock awards are incorporated by reference to Note 15 to the financial statements in our annual report on Form 10-K filed with the SEC on February 27, 2015. The grant date fair values of the time-based and performance-based restricted stock awards are reflected in the table below.

			Grant Date Value— Time-Based Restricted Stock ($)
	Grant Date Fair Value— Performance-Based Restricted Stock ($)
			Fiscal 2014
	Fiscal 2014	Fiscal 2013		Fiscal 2013
Mr. Wojtaszek	1,500,000	680,834	—	3,950,822
Ms. Sheehy	750,000	340,417	—	1,852,348
Mr. Timmons	750,000	340,417	—	1,816,267
Mr. Durvasula	750,000	—	—	—
Mr. Bosse	750,000	—	—	—

  For the time-based IPO Grants made in connection with the Company's initial public offering in 2013, the grant date fair value was determined by reference to the closing price of the shares on the grant date and excludes the impact of estimated forfeitures. For the performance-based restricted stock awards, the grant date fair value was based on performance at target levels and the probable outcome as of the date of grant, and excludes the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the maximum values of these performance-based restricted stock awards would be as follows:

	Value of Performance-Based Restricted Stock Assuming Maximum Performance ($)
	Fiscal 2014	Fiscal 2013
Mr. Wojtaszek	3,000,000	1,361,668
Ms. Sheehy	1,500,000	680,834
Mr. Timmons	1,500,000	680,834
Mr. Durvasula	1,500,000	—
Mr. Bosse	1,500,000	—
(2)
Reflects: annual bonuses earned during 2014 pursuant to the CyrusOne 2013 Short Term Incentive Plan, payments of which were made in February 2015. For a detailed discussion regarding our annual bonuses, see "Compensation Discussion and Analysis—2014 Executive Compensation Components, Annual Bonus", above.

(3)
The components of the "All Other Compensation" column for 2014 include the following:

	401(k) Match ($)	Insurance ($)(a)	Perquisites ($)(b)	Total
Mr. Wojtaszek	10,400	3,024	1,800	15,224
Ms. Sheehy	10,400	2,393	1,800	14,593
Mr. Timmons	10,400	2,097	1,800	14,297
Mr. Durvasula	—	2,097	11,800	13,897
Mr. Bosse	—	1,839	1,800	3,639

(a)
Reflects employer-paid life, long-term disability, short-term disability, and accidental death and dismemberment insurance.

(b)
Comprises a cell phone allowance in the amount of $1,800 for each named executive officer, and for Mr. Durvasula, a car-allowance of $10,000.
(4)
Reflects the aggregate grant date fair value of performance-based option awards granted to the named executive officers in 2013, computed in accordance with FASB ASC 718. No option awards were granted in 2014. The assumptions used in the calculation of the grant date fair values of the option awards are incorporated by reference to Note 15 to the financial statements in our annual report on Form 10-K filed with the SEC on February 27, 2015. The grant date fair value of the performance-based stock options was based on performance at target levels, the probable outcome as of the grant date, and excludes the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the maximum values of these performance-based stock option awards would be as follows:

Value of Performance-Based Stock Options Maximum Performance ($)
Fiscal 2013
Mr. Wojtaszek	311,784
Ms. Sheehy	155,890
Mr. Timmons	155,890
Mr. Durvasula	—
Mr. Bosse	—
(5)
Reflects: (i) annual bonuses earned during 2013 pursuant to the CyrusOne 2013 Short Term Incentive Plan, payments of which were made in February 2014, equal to $902,922 for Mr. Wojtaszek, $314,103 for Mr. Timmons, and $261,204 for Ms. Sheehy; and (ii) a one-time performance bonus paid by CBI under the CBI Technology Data Center Program or the Cyrus Performance Plan pursuant to which certain executives of CBI and the Company were entitled to share in a portion of the equity value created at the time of the Company's IPO, equal to $3,570,944 for Mr. Wojtaszek, $3,907,627 for

  Mr. Timmons, and $1,716,933 for Ms. Sheehy. See "CBI IPO Bonuses" on page 38 below for a description of the CBI Technology Data Center Program and the Cyrus Performance Plan.

(6)
Reflects compensation for the executive's service to CBI for the fiscal year ended December 31, 2012.

(7)
Ms. Sheehy was not a named executive officer in 2012. Messrs. Durvasula and Bosse were not named executive officers in 2012 or 2013.

Grants of Plan-Based Awards

        The following table presents information concerning plan-based awards granted to each of the named executive officers during 2014.

2014 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Wojtaszek		386,250	772,500	1,545,000
	02/07/14				36,320	72,639	145,278				1,500,000
Ms. Sheehy		180,250	360,500	721,000
	02/07/14				18,160	36,320	72,640				750,000
Mr. Timmons		180,250	360,500	721,000
	02/07/14				18,160	36,320	72,640				750,000
Mr. Durvasula		180,250	360,500	721,000
	02/07/14				18,160	36,320	72,640				750,000
Mr. Bosse		100,425	200,850	401,700
	02/07/14				18,160	36,320	72,640				750,000

(1)
Reflects each named executive officer's 2014 annual threshold, target and maximum incentive opportunity under the CyrusOne 2013 Short Term Incentive Plan. For a detailed discussion regarding our annual bonuses, see "Compensation Discussion and Analysis—2014 Executive Compensation Components, Annual Bonus", above.

(2)
Reflects performance-based restricted stock granted under the 2012 Plan. For a detailed discussion regarding our long-term incentive grants, see "Compensation Discussion and Analysis—2014 Executive Compensation Components, Long-Term Incentives", above.

(3)
Reflects the grant date fair value of the target award (the most probable outcome as of the grant date), computed in accordance with FASB ASC 718 without regard to estimated forfeitures. The maximum payout assuming the highest level of performance would be 200% of the grant date fair value for the target shares ($3,000,000 for Mr. Wojtaszek and $1,500,000 for each of our other named executive officers). The assumptions used in the calculation of the grant date fair values of the stock awards are incorporated by reference to Note 15 to the financial statements in our annual report on Form 10-K filed with the SEC on February 27, 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following describes material features of the compensation disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table.

        2014 Long-Term Incentive Awards.    In 2014, each named executive officer received long-term incentive awards under the 2012 Plan. All awards were in the form of performance-based restricted stock tied to performance over the period beginning January 1, 2014 and ending December 31, 2016. No time-based restricted shares or stock options were granted in 2014. For the portion of performance-based awards subject to predetermined Adjusted EBITDA goals, up to one-third will vest on each February 7 of the year following the applicable year of the performance period, with the percentage that may vest ranging from 0% for achievement below 90% of the Adjusted EBITDA target, 50% for achievement at 90% of the Adjusted EBITDA target and 100% for achievement at 100% of the Adjusted EBITDA target. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. For each of fiscal year 2014 and 2015, if cumulative Adjusted EBITDA exceeds the target, the maximum number of shares that may vest will be limited to one-third of the award that is subject to Adjusted EBITDA performance. If at the end of the third year total cumulative Adjusted EBITDA over the 2014-2016 performance period exceeds the Adjusted EBITDA target by 115% or more, up to 200% of the target number of performance-based awards subject to Adjusted EBITDA performance may vest.

        The portion of the performance-based awards subject to TSR goals will cliff-vest on February 7, 2017 if the return on the Company's stock for the three-year period ending December 31, 2016 meets or exceeds the return for the MSCI-US REIT Index. If our TSR exceeds the return of such index by 2% or more, up to a maximum of 200% of the target number of performance-based awards subject to TSR goals may vest. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. Notwithstanding the foregoing, if despite meeting or exceeding the index return, the Company's TSR is negative, the number of shares or options that would have otherwise vested will be reduced by 50%.

        For long-term incentive grants made in 2014, the Company's cumulative Adjusted EBITDA for the one-year period ending December 31, 2014 exceeded the target cumulative Adjusted EBITDA for such period by more than 2%, resulting in vesting on February 7, 2015 of 100% of the target number of performance-based awards tied to cumulative EBITDA for that year.

        Employment Agreements.    The Company, through CyrusOne LLC, a Delaware limited liability company and a wholly-owned subsidiary of our Operating Partnership ("CyrusOne LLC") entered into employment agreements with each of Messrs. Wojtaszek, Timmons and Durvasula, and Ms. Sheehy on January 24, 2013, and with Mr. Bosse on March 17, 2013. The employment agreements with our named executive officers had an initial term of one year, ending on January 24, 2014 and ending on March 17, 2014 for Mr. Bosse. The terms of these agreements automatically extend for additional one-year periods unless either party gives prior notice of non-renewal. Each of the employment agreements was renewed in 2014. The agreements provide for annual base salaries and target bonus opportunities discussed in the "Compensation Discussion and Analysis—2014 Executive Compensation Components, Employment Agreements", above. The employment agreements also specify the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons. For information on the severance benefits provided in the employment agreements, see "Potential Payments Upon Termination of Employment or Change in Control".

        CBI IPO Bonuses.    Pursuant to a special long-term incentive program under the CBI 2007 Long Term Incentive Plan (the "Technology Data Center Program") and/or the CBI 2010 Cyrus Performance Plan (the "Cyrus Performance Plan"), each of which was established by the CBI compensation committee in 2010, Messrs. Wojtaszek and Timmons and Ms. Sheehy received a performance-based cash bonus based, in part, on the equity value created at the time of the Company's initial public offering (collectively, the "CBI IPO bonus"). CBI paid the CBI IPO bonuses in March 2013 as follows: $3,570,944 to Mr. Wojtaszek; $3,907,627 to Mr. Timmons; and $1,716,933 to Ms. Sheehy.

        The Technology Data Center Program was implemented through the grant of cash-settled performance unit awards by the CBI compensation committee, which provided for a specified cash payment to the participating executive in the event that (i) the executive was continuously employed for a three-year period after the date of grant, (ii) specified EBITDA targets were met over such three-year period, (iii) a "qualifying transaction" was consummated within ten years of the date of grant and (iv) at least $1 billion of equity value was created in CBI's Technology Solutions/Data Center segment in connection with the qualifying transaction. The Company's IPO constituted a "qualifying transaction" for purposes of the program, which resulted in full vesting of awards to participants who were continuously employed through the date of the IPO, regardless of the achievement of performance measures.

        The actual payout was determined based on the percentage of the equity growth in relation to the target equity value of $1 billion. CBI engaged a third-party valuation firm to assist in determining the equity value created by the IPO, which was determined by CBI to be $450 million.

        The CBI compensation committee approved grants of units under the Technology Data Center Program as follows: (a) to Mr. Wojtaszek, for each of the 2011-2013 and 2012-2014 performance periods, units with a maximum value of $4,000,000 per grant and (b) to Ms. Sheehy, for the 2012-2014 performance period, units with a maximum value of $870,000. Based on the equity value created by the IPO, actual payout of awards under the Technology Data Center Program was approximately 44.6% of the units granted.

        The Cyrus Performance Plan was implemented through the grant of awards by the CBI compensation committee to each participating executive providing for the grant of a specified number of points to such executive. Payment with respect to the number of such points was conditioned upon the consummation of a "transaction" prior to June 11, 2020, which was triggered by the IPO. The amount of the payment to each participating executive was determined by multiplying 6% of the equity value created by the IPO (as determined pursuant to the Cyrus Performance Plan) by a ratio, the numerator of which is the number of points held by the participating executive, and the denominator of which is the total number of outstanding points. As of the date of the IPO, an aggregate of 1,000 points were awarded under the Cyrus Performance Plan, of which 250 points were granted to Mr. Timmons and 85 points were granted to Ms. Sheehy.

        CBI Resignation Agreements.    On January 23, 2013, CBI entered into resignation letters with each of Messrs. Wojtaszek and Timmons and Ms. Sheehy, in each case, in connection with his or her resignation from CBI. Pursuant to the terms of the resignation letters, the executives did not receive any severance payments under the applicable executive's prior employment agreement with CBI as a result of his or her resignation. Awards previously granted to each of the executives that were scheduled to vest in accordance with their terms in connection with the closing of the IPO were unaffected by the terms of the resignation letters and vested and became payable in accordance with their terms. However, any other awards that remained unvested as of January 23, 2013 were forfeited. In addition, each executive remained eligible to receive an annual incentive bonus award in accordance with and under the terms of CBI's annual incentive plan and the applicable award agreement for fiscal year 2012. In exchange for his or her full waiver and release of claims and covenant not to sue contained in the applicable resignation letter, each of the named executive officers received a lump-sum cash payment in the amounts specified in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year End

        The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Mr. Wojtaszek	3,485		17,426	23.58	04/17/23
						207,938	(4)	5,728,692
									22,928	(5)	631,666
									72,639	(6)	2,001,204
Ms. Sheehy	1,743		8,712	23.58	04/17/23
						97,492	(4)	2,685,905
									11,464	(5)	315,833
									36,320	(6)	1,000,616
Mr. Timmons	1,743		8,712	23.58	04/17/23
						95,593	(4)	2,633,587
									11,464	(5)	315,833
									36,320	(6)	1,000,616
Mr. Durvasula	1,743		8,712	23.58	04/17/23
						92,106	(4)	2,537,520
									11,464	(5)	315,833
									36,320	(6)	1,000,616
Mr. Bosse	1,743		8,712	23.58	04/17/23
						65,790	(4)	1,812,515
									11,464	(5)	315,833
									36,320	(6)	1,000,616

(1)
Reflects the number of performance-based stock options granted on April 17, 2013, which vested in 2014. The target number of stock options granted on April 17, 2013 was 20,911 for Mr. Wojtaszek, and 10,455 for each of Ms. Sheehy and Messrs. Timmons, Durvasula and Bosse. Vesting is based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2013-2015 performance period as follows: (i) up to 50% of the maximum number of such options will vest in cumulative installments on March 31, 2014, March 31, 2015 and March 31, 2016, based on the Company achieving certain cumulative EBITDA targets; and (ii) up to 50% of the maximum number of such options will vest on March 31, 2016 based on the Company achieving certain TSR goals as measured against an index. The maximum number of stock options that may be earned assuming the highest level of performance would be 200% of the target number. The Company's cumulative EBITDA for the 2013 performance period resulted in vesting of 100% of the target number of options for that period.

(2)
Reflects the remaining number of unearned stock options at the target level. The maximum number of remaining unearned stock options assuming the highest level of performance is 38,337 for Mr. Wojtaszek, and 19,169 for each of Ms. Sheehy and Messrs. Timmons, Durvasula and Bosse.

(3)
Based on the closing price of the Company's common stock on December 31, 2014 ($27.55).

(4)
Reflects shares of time-based restricted IPO Grants made in connection with our initial public offering on January 24, 2013, which cliff-vest on January 24, 2016, subject generally to the executive's continued employment on such vesting date.

(5)
Reflects the target number of shares of performance-based restricted stock granted on April 17, 2013, less amounts that vested in 2014. Vesting is based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2013-2015 performance period as follows: (i) up to 50% of the maximum number of such shares vest in cumulative installments on March 31, 2014, March 31, 2015 and March 31, 2016, based on the Company achieving certain cumulative EBITDA targets; and (ii) up to 50% of the maximum number of such shares vest on March 31, 2016 based on the Company achieving certain TSR goals as measured against an index. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number. The Company's cumulative EBITDA for the 2013 performance period resulted in vesting of 100% of the target number of shares for that period.

(6)
Reflects the target number of shares of performance-based restricted stock granted on February 7, 2014, which vest based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2014-2016 performance period as follows: (i) up to 50% of the maximum number of such shares will vest in cumulative installments on February 7, 2015, February 7, 2016 and February 7, 2017, based on the Company achieving certain cumulative Adjusted EBITDA targets; and (ii) up to 50% of the maximum number of such shares will vest on February 7, 2017 based on the Company achieving certain TSR goals as measured against an index. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number.

  Option Exercises and Stock Vested

          The following table presents information concerning stock awards held by our named executive officers that vested in 2014. Our named executive officers did not exercise any stock options in 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gary J. Wojtaszek	4,586	95,526
Kevin L. Timmons	2,293	47,760
Kimberly Sheehy	2,293	47,760
Venkatesh Durvasula	2,293	47,760
Thomas W. Bosse	2,293	47,760

(1)
Represents the number of shares that vested in 2014 and the aggregate value of such shares based upon the fair market value of our common stock on the applicable vesting date.

Potential Payments Upon Termination of Employment or Change in Control

        Each of the employment agreements with our named executive officers specify the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons, as described below. In addition certain of our award agreements under the 2012 Plan provide for certain treatment of outstanding equity awards upon a termination of employment for specified reasons, as described below.

        Without Cause or Constructive Termination.    If CyrusOne LLC terminates the executive's employment for any reason other than for cause or the executive's death, disability or in connection with a change in control (as defined in the 2012 Plan) or in the event the executive terminates his or her employment as a result of a constructive termination (as defined below), then the executive will be entitled to:

  •
  a lump-sum cash severance payment equal to two times the sum of his or her (i) then-current annual base salary, and (ii) annual bonus target, pro-rated to the date of termination, subject to the executive signing and not revoking a release of claims ("Cash Severance");

  •
  immediate vesting of the portion of any outstanding time-based stock option, restricted stock (including the time-based IPO Grants) or other incentive awards that would otherwise have vested on or prior to the end of the one-year period beginning at the time of such termination (the "Severance Period"). In addition, performance-based awards vest at target level;

  •
  if applicable, an amount equal to the sum of (a) any forfeitable benefits of the executive under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (b) any additional vested benefits which would have accrued for the executive under any nonqualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if the executive's base salary and bonus target had not increased or decreased after such termination, payable to the executive at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of his or her employment (the "Nonqualified Benefit");

  •
  if applicable, an amount equal to the sum of (a) any forfeitable benefits of the executive under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (B) any additional vested benefits which would have accrued for the executive under any qualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if the executive's base salary and bonus target had not increased or decreased after such termination, payable by CyrusOne LLC in one lump sum 60 days after such termination of employment, subject to CyrusOne LLC's receipt of an executed and irrevocable release from the applicable executive (the "Qualified Benefit"); and

  •
  continued medical, dental, vision and group term life coverage for the remainder of the Severance Period, comparable to the medical, dental, vision and group term life coverage in effect for the executive immediately prior to such termination (the "Medical Benefit"). To the extent that the executive would have been eligible for any post-retirement medical, dental, vision or group term life benefits from CyrusOne LLC if the executive's employment had continued through the end of the Severance Period, CyrusOne LLC will provide such post-retirement benefits to the executive after the end of the Severance Period (the "Post-Retirement Medical Benefit").

        For purposes of the employment agreements, "cause" generally means an act of fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on the part of the executive. For the purposes of each of the employment agreements, "constructive termination" will generally be deemed to have occurred if, without the executive's consent, (a) there is a material adverse change in the reporting responsibilities set forth in his or her employment agreement or there is otherwise a material reduction in his or her authority, reporting relationship or responsibilities, (b) there is a material reduction in his or her base salary or bonus target or (c) the applicable executive is required to relocate more than 50 miles from his or her designated office in effect as of the effective date of the agreement.

        Change of Control.    If within one year following a change in control: (a) the executive terminates his or her employment with CyrusOne LLC as a result of a constructive termination or (b) CyrusOne LLC terminates the executive's employment for any reason other than for cause or the executive's death or disability, then the executive will be entitled to:

  •
  a lump-sum cash severance payment in an amount equal to two times the sum of his or her (i) annual base salary and (ii) annual bonus target, in each case, as then in effect, subject to the executive signing and not revoking a release of claims;

  •
  immediate vesting of all outstanding unvested stock options, restricted stock awards or other outstanding incentive awards, with performance-based awards vesting at maximum level; and

  •
  the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

        In the event of a change in control absent termination of employment, the named executive officers are not entitled to any payments or benefits with the exception of accelerated vesting of certain of their equity awards granted under the 2012 Plan. Upon the occurrence of a change in control and in the event the outstanding equity awards held by the executive are not assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will fully vest and (ii) the executive's performance-based awards will vest at the maximum level. In the event the outstanding equity awards are assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will remain outstanding and subject to continued vesting in accordance with their terms and (ii) the executive's performance-based awards will vest at the target level, subject to continued vesting between the target and maximum levels if the executive's employment is terminated without cause or he or she experiences a constructive termination within 12 months following the change in control.

        In the event that Section 280G of the Internal Revenue Code of 1986, as amended, applies to the payments and benefits set forth above, the aggregate amount of such payments and benefits payable to the executive will not exceed the amount which produces the greatest after-tax benefit to the executive after taking into account any applicable excise tax to be payable by the executive. Each executive is fully responsible for his or her own personal income taxes and neither the Company nor CyrusOne LLC has any obligation to reimburse or otherwise provide a tax gross-up to the executive in connection with any change of control payments.

        Disability and Death.    In the event the executive's employment terminates by reason of his or her death or disability, CyrusOne LLC will pay the executive or his or her estate, as applicable, his or her accrued compensation (base salary, bonus or otherwise) as of the date of termination and, in the case of disability, will provide the executive with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable plans. In addition, his or her time-based restricted stock awards will vest on a pro-rata basis and performance-based restricted stock awards and stock options will vest at the target level on a pro-rata basis.

        Voluntary Resignation; For Cause.    If the executive resigns other than for a constructive termination or CyrusOne LLC terminates the executive's employment for cause, then the executive will be entitled only to accrued compensation.

        Restrictive Covenants.    Pursuant to the employment agreements, each of the executives is subject to confidentiality and intellectual property covenants during the term of his or her employment and thereafter. In addition, each of the executives is subject to non-competition, non-solicitation and non-interference covenants during the term of his or her employment and for a period of one year following the cessation of his or her employment for any reason.

        Estimated Payments in Connection with a Termination of Employment or Change in Control.    The table below presents estimates of the amounts of compensation that would have been payable to the named executive officers upon their termination of employment or upon a change in control, in each case as of December 31, 2014. The amounts in the table exclude: (i) 401(k) retirement plan contributions and distributions that are generally available to all salaried employees, (ii) payments pursuant to awards originally scheduled to vest on or before such date by their terms, and (iii) any amounts that may be due at the time of payment for accrued and unpaid salary, bonuses, vacation or interest on payments (if any) delayed as a result of Section 409A of the Code. The actual amounts payable upon such terminations may be different and will only be determined upon the actual occurrence of any such event.

Name	Termination for Cause or Resignation without Good Reason ($)	No Change in Control: Termination without Cause or Resignation For Good Reason ($)	Death or Disability ($)	Change in Control: Termination without Cause or Resignation For Good Reason ($)(5)	Change in Control: (no termination of employment)(6)
Mr. Wojtaszek
Cash Severance(1)		2,781,000		2,781,000
Medical Benefit(2)		11,284		11,284
Life Insurance(2)		8,064		8,064
IPO Grants(3)(4)		5,524,849	3,643,157	5,728,692
Unvested Performance-Based Restricted Stock(3)		2,632,871	1,016,264	5,392,086	2,632,871
Unvested Performance-Based Stock Options(3)		69,182	46,509	152,198	69,182
Ms. Sheehy
Cash Severance(1)		1,442,000		1,442,000
Medical Benefit(2)		11,284		11,284
Life Insurance(2)		6,229		6,229
IPO Grants(3)(4)		2,590,334	1,708,100	2,685,905
Unvested Performance-Based Restricted Stock(3)		1,316,449	508,132	2,696,071	1,316,449
Unvested Performance-Based Stock Options(3)		34,587	23,256	76,097	34,587
Mr. Timmons
Cash Severance(1)		1,442,000		1,442,000
Medical Benefit(2)		10,570		10,570
Life Insurance(2)		6,229		6,229
IPO Grants(3)(4)		2,539,890	1,674,847	2,633,587
Unvested Performance-Based Restricted Stock(3)		1,316,449	508,132	2,696,071	1,316,449
Unvested Performance-Based Stock Options(3)		34,587	23,256	76,097	34,587
Mr. Durvasula
Cash Severance(1)		1,442,000		1,442,000
Medical Benefit(2)		10,570		10,570
Life Insurance(2)		4,845		4,845
IPO Grants(3)(4)		2,447,239	1,613,741	2,537,520
Unvested Performance-Based Restricted Stock(3)		1,316,449	508,132	2,696,071	1,316,449
Unvested Performance-Based Stock Options(3)		34,587	23,256	76,097	34,587
Mr. Bosse
Cash Severance(1)		1,019,700		1,019,700
Medical Benefit(2)		11,755		11,755
Life Insurance(2)		4,398		4,398
IPO Grants(3)(4)		1,748,020	1,152,692	1,812,515
Unvested Performance-Based Restricted Stock(3)		1,316,449	508,132	2,696,071	1,316,449
Unvested Performance-Based Stock Options(3)		34,587	23,256	76,097	34,587

(1)
Represents the sum of: (i) two times base salary, (ii) two times pro-rated target bonus (assuming a termination date of December 31, 2014), in each case as specified in the employment agreement for each named executive officer. The cash payment is payable in a lump sum, subject to the executive's execution of an irrevocable release.

(2)
Represents the cost for continuation of benefits as specified in the employment agreement for each named executive officer. The amounts shown for this item are calculated based upon the Company's current actual costs of providing benefits and are not discounted for the time value of money.

(3)
Based on the closing price of the Company's common stock on December 31, 2014 ($27.55).

(4)
Represents shares of time-based IPO Grants made in connection with our initial public offering, which are scheduled to cliff-vest on January 24, 2016.

(5)
Represents vesting of outstanding time-based awards in full and outstanding performance-based awards, at the maximum amount.

(6)
Assumes that the acquirer has assumed or substituted outstanding equity awards in connection with the change-in-control, in which case outstanding time-based awards remain outstanding, and outstanding performance-based awards vest at the target amount.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company:

Plan Category	Number of securities to be issued upon exercise of stock options, awards, warrants and rights(a)		Weighted-average exercise price of outstanding stock options, awards, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	166,872	(1)	23.58	2,093,486
Equity compensation plans not approved by security holders	—		—	—
Total	166,872		23.58	2,093,486

(1)
Represents outstanding stock options granted in 2013 but not yet exercised, and assumes the maximum awards that can be earned if the performance conditions are achieved.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain beneficial ownership information as of March 5, 2015, the record date, unless otherwise noted. The table includes shares of our common stock and shares of common stock into which units of our Operating Partnership ("Operating Partnership Units") are exchangeable for (i) each person who is known by us to be beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and the executive officers and (iii) our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of common stock as opposed to Operating Partnership Units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007.

Name of Beneficial Owner	Number of Shares and Operating Partnership Units Beneficially Owned	Percent of Common Shares	Percent of Common Shares and Operating Partnership Units(1)
Beneficial owners of 5% or more of our common stock:
CBI(2)	28,491,835	4.8	43.4
The Vanguard Group(3)	4,053,940	10.4	6.2
Bank of New York Mellon(4)	2,834,535	7.3	4.3
Vanguard Specialized Funds(5)	2,726,661	7.0	4.2
Blackrock, Inc.(6)	2,688,545	6.9	4.1
Cohen & Steers, Inc.(7)	2,137,015	5.5	3.3
Directors and executive officers
Gary J. Wojtaszek(8)	569,234	1.5	*
Venkatesh S. Durvasula(9)	243,739	*	*
Kevin L. Timmons(9)	242,802	*	*
Kimberly H. Sheehy(9)	233,677	*	*
Thomas W. Bosse(9)	206,113	*	*
David H. Ferdman(10))	99,600	*	*
Patricia M. McBratney(11))	23,082	*	*
William E. Sullivan(10))	20,909	*	*
Melissa E. Hathaway(10))	20,909	*	*
T. Tod Nielsen(10))	19,909	*	*
Alex Shumate(10))	19,909	*	*
Lynn A. Wentworth(10))	10,261	*	*
John W. Gamble(10))	9,261	*	*
All directors and executive officers as a group (13 persons)	1,719,405	4.4%	2.6%

(1)
Assumes a total of 65,664,483 shares of common stock and Operating Partnership Units are outstanding, comprised of 39,062,638 shares of our common stock and 26,601,835 Operating Partnership Units that may be exchanged for cash or shares of common stock under certain circumstances.

(2)
As disclosed on Amendment No. 1 to Schedule 13D, filed June 25, 2014, the holdings of Cincinnati Bell Inc. consist of an aggregate of: (i) 1,890,000 shares of common stock owned by Data Center Investments Holdco LLC, an indirect wholly-owned subsidiary of CBI, (ii) 2,123,816.71 Operating Partnership Units owned by Data Center Investments Holdco LLC and

  (iii) 24,478,018.29 Operating Partnership Units owned by Data Centers South Holdings LLC, an indirect wholly-owned subsidiary of CBI. CBI is the sole stockholder of Cincinnati Bell Technology Solutions Inc., which is the sole stockholder of Data Center Investments Inc., which is the sole member of Data Center Investments Holdco LLC. Data Center Investments Inc. is also the sole stockholder of Data Centers South Inc., which is the sole member of Data Centers South Holdings LLC. As a result, CBI exercises investment discretion and control over the shares of common stock and units of our Operating Partnership referenced in clauses (i) through (iii) above. CBI's address is 221 East Fourth Street, Cincinnati, Ohio 45202.

(3)
As disclosed on Amendment No. 2 to Schedule 13G filed on February 9, 2015 the holdings of The Vanguard Group ("Vanguard") consist of an aggregate of: (i) 4,009,917 shares of common stock owned by Vanguard for which it retains sole dispositive power, (ii) 40,623 shares of common stock beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard serving as investment manager of collective trust accounts, for which shares Vanguard retains sole voting and shared dispositive power, and (iii) 3,400 shares of common stock beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of its serving as investment manager of Australian investment offerings, for which Vanguard retains sole voting and dispositive power. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As disclosed on Schedule 13G filed on February 10, 2015, the holdings of Bank of New York Mellon Corporation ("BONYM") consist of an aggregate of 2,834,535 shares of common stock, of which: (i) 2,442,160 shares BONYM retains sole voting power, (ii) 2,262,564 shares BONYM has sole dispositive power, and (iii) 437,458 shares BONYM retains shared dispositive power. BONYM's address is One Wall Street, New York, NY 10286.

(5)
As disclosed on Schedule 13G filed on February 4, 2015 the holdings of Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard REIT Index") consist of an aggregate of 2,726,661 shares of common stock owned by Vanguard REIT Index for which it retains sole voting power. Vanguard REIT Index's address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
As disclosed on Schedule13G filed on January 12, 2015, the holdings of Blackrock Inc. consist of an aggregate of 2,688,545 shares of common stock for which Blackrock retains sole dispositive power, 2,580,374 of such shares for which Blackrock retains sole voting power. Blackrock's address is 40 East 52nd Street, New York, NY 10022.

(7)
As disclosed on Form 13G filed on February 13, 2015, the holdings of Cohen & Steers, Inc. (Cohen & Steers) consist of an aggregate of 2,137,015 shares of common stock held through its wholly owned subsidiary Cohen & Steers Capital Management, Inc., for which Cohen & Steers retains sole dispositive power, 1,430,469 for which Cohen & Steers retains sole voting power. Cohen & Steers' address is 280 Park Avenue, New York, NY 10017.

(8)
Shares beneficially owned include all shares of restricted stock and vested stock options, and 3,032 options to purchase shares of the Company's common stock, which are expected to vest within 60 days of the Record Date.

(9)
Shares beneficially owned include all shares of restricted stock and vested stock options, and 1,516 options to purchase shares of the Company's common stock, which are expected to vest within 60 days of the Record Date.

(10)
Shares beneficially owned include all shares of restricted stock.

(11)
Shares beneficially owned include all shares of restricted stock and vested stock options, and 153 options to purchase shares of the Company's common stock that are expected to vest within 60 days of the Record Date.

*
Less than 1%.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership of, and changes in ownership of, our securities with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of the reports furnished to us from January 1, 2014 through the date of this Proxy Statement, we believe that no director, executive officer or person who beneficially owns more than ten percent of our common stock failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aggregate Consideration and Issuance of Equity Interests to CBI

        As a result of the transactions relating to our formation in 2012 and IPO in 2013, CBI received an aggregate consideration of approximately $845 million, comprised of 42,586,835 Operating Partnership Units, and 1,890,000 shares of our common stock. In June 2014, we redeemed 15,985,000 Operating Partnership Units owned by CBI in exchange for the proceeds of a public equity offering whereby we sold 15,985,000 shares of our common stock.

        We have granted CBI a waiver of the ownership restrictions contained in our charter, subject to certain initial and ongoing conditions designed to protect our status as a REIT, including the receipt of an IRS private letter ruling or an opinion of counsel from a nationally recognized law firm that the exercise of any such exemption should not cause any rent payable to CBI to jeopardize our REIT status.

Partnership Agreement

        Our Partnership Agreement grants CBI certain redemption rights and certain board nomination rights, approval rights over certain change of control transactions and other rights, and provides for additional voting rights of limited partners of our Operating Partnership. Pursuant to the Partnership Agreement, CBI has rights to cause the Operating Partnership to redeem each of CBI's partnership units for cash equal to the then-current market value of one share of our common stock, or, at our election, to exchange CBI's partnership units for shares of our common stock on a one-for-one basis.

Registration Rights

        We maintain a shelf registration statement with the SEC whereby CBI may register shares of our common stock acquired by CBI in connection with the formation transactions or its exercise of redemption/exchange rights under the Partnership Agreement.

Indemnification of Officers and Directors

        We have entered into indemnification agreements with each of our directors that provide for indemnification to the maximum extent permitted by Maryland law.

        To the extent permitted by applicable law, under the Partnership Agreement our Operating Partnership also indemnifies us, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of the Operating Partnership and any other persons whom the general partner may designate from and against any and all claims arising from or that relate to the operations of the Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless:

  •
  it is established that the act or omission of the indemnitee constituted fraud, intentional harm or gross negligence on the part of the indemnitee;

  •
  the claim is brought by the indemnitee (other than to enforce the indemnitee's rights to indemnification or advance of expenses); or

  •
  the indemnitee is found to be liable to the Operating Partnership, and then only with respect to each such claim.

Director Relationships

        Our director, Lynn A. Wentworth, is a member of the board of directors of CBI, and serves as the chair of its audit committee.

Other Related Party Transactions and Arrangements

        Prior to and in connection with our IPO, CBI retained the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to act as special REIT tax counsel to CBI and us, and we continue to receive occasional legal services in the ordinary course from such firm, including in connection with our equity offering in June 2014. Our director, Ms. Hathaway, who is retiring from the Board of Directors effective upon the commencement of the 2015 Annual Meeting of Stockholders, is married to a partner of the firm. Ms. Hathaway's spouse has not on an individual basis provided services to us or our subsidiaries, whether advisory or supervisory, nor has he been directly compensated based on any work performed by the law firm for us. In 2014, we paid to the law firm, approximately $1.1 million, which was less than 0.1% of the law firm's revenues.

        We lease colocation space in our data centers to Cincinnati Bell Telephone Company LLC ("CBT") and Cincinnati Bell Technology Solutions ("CBTS"), subsidiaries of CBI. The data center colocation agreement with CBT provides for CBT's lease of data center space, power and cooling in our West Seventh Street (7th St.), Kingsview Drive (Lebanon), Knightsbridge Drive (Hamilton) and Industrial Road (Florence) data center facilities for a period of five years. Our data center colocation agreement with CBTS provides for CBTS's lease of data center space, power and cooling in our West Seventh Street (7th St.), Kingsview Drive (Lebanon) and Industrial Road (Florence) data center facilities for a period of five years. Both agreements are renewable for an additional five-year term at market rates. Revenue from these leases was $6.4 million in 2014.

        CBT occupies space in our 229 West Seventh Street facility that is utilized in its network operations. In November 2012, in connection with our purchase of this property, we entered into an agreement to lease this space to CBT for a period of five years, with three renewal options of five years each, plus a proportionate share of building operating costs. Commencing on January 1, 2015, and on January 1 of each year thereafter, such base rent shall increase by 1% of the previous year's base rent. Revenue from these leases was $2.0 million in 2014.

        In November 2012, we entered into agreements to lease office space to CBT at our Goldcoast Drive (Goldcoast) data center facility and to CBTS at our Parkway (Mason) data center facility. The term of these agreements are five years each. Both agreements contain three five-year renewal options at market rates. Revenue from these leases was $0.4 million in 2014

        In November 2012, we entered into a transition services agreement with CBTS where we will continue to provide them with network interface services. The annual fee to be paid by CBTS for these services may decline in future periods as CBTS migrates its network interfaces onto an independent architected and managed CBTS network. These services will be provided on a month-to-month basis, until such time the services in question have been fully transitioned. Revenue from such transition services was $0.4 million in 2014.

        As of December 31, 2014, CBTS continues to be the named lessor for two data center customer leases. In 2012, we entered into an agreement with CBTS whereby we perform all obligations of CBTS under these lease agreements. CBTS confers the benefits received under such lease agreements to us and CBTS is granted sufficient usage rights in each of our data centers so that it remains as lessor under each such lease agreement. In addition, CBTS will continue to perform billing and collections on these accounts. Revenue from such leases was $13.6 million in 2014.

        In January 2012, we entered into a transition services agreement with CBTS where CBTS provided us with network support, services calls, monitoring and management, storage and backup and IT systems support. These services are provided on a month-to-month basis, and charges are based on the variable amount of gigabytes managed by CBTS each month. CBTS charges us a rate of $0.56 per gigabyte. Expenses for such services were $0.8 million in 2014.

        Under the CBT services agreement, CBT provides us with connectivity services for a period of five years related to several of our data center facilities. These services are related to the use of fiber and circuit assets that are currently a part of the CBI network. The annual fee for these services is subject to reduction if we terminate certain services. Expenses for such services were $1.0 million in 2014.

        In November 2012, we also entered into an agreement to lease space at CBT's 209 West Seventh Street facility for a period of five years, with three renewal options of five years each, plus our proportionate share of building operating costs. Commencing on January 1, 2015, and on January 1 of each year thereafter, such base rent shall increase by 1% of the previous year's base rent. Expenses from such lease were $0.2 million in 2014.

        The Company pays commissions to CBT and CBTS under a fee agreement for all new leases they attain as CyrusOne's authorized marketing representatives.

        In October 2012, we purchased the property located at 229 West Seventh Street, included as one of our operating facilities, which we had formerly leased from CBT. CBT continues to own the adjacent property that was historically operated together with 229 West Seventh Street as one property. We also executed a reciprocal easement and shared services agreement and a right of first opportunity and refusal agreement with CBT with respect to such properties. Pursuant to the reciprocal easement and shared services agreement, we granted reciprocal easements to each other; CBT has easements for continued use of portions of our building and CBT provides fuel storage, fire suppression and other building services to us; and we provide chilled water, building automation systems related to heating ventilation and air conditioning and other building services to CBT. The shared services agreement is expected to continue for a period of 15 years with five renewal options of five years each. We are responsible for operating and managing the service facilities for both buildings. Each party will bear its own utility costs, as well as property taxes and insurance. Shared building operating costs will be charged to each party on the basis of the actual costs incurred, allocated based on the proportionate share of usage. Each party will also pay the other party less than $0.2 million per year to maintain shared building infrastructure systems. This agreement contains a make-whole provision that requires us to make a payment to CBT if CBT's carrier access revenue declines below $5.0 million per annum as a result of certain actions taken by us, which result in circuit disconnections or reductions at CBT. The term of this make-whole provision is approximately four years.

        On November 20, 2012, we also entered into a non-competition agreement with CBI, pursuant to which each party agreed not to enter into each other's lines of business, subject to certain exceptions for a period of four years from such date. Pursuant to the terms of this agreement, we agreed not to directly or indirectly engage in, or have any interest in any entity that engages in, the business of providing telecommunications services in certain areas of Ohio, Kentucky and Indiana in which CBI operates as of such date. We also agreed not to seek, request or apply for any certification or license to provide telecommunications services in such areas during the term of the agreement. CBI agreed not to directly or indirectly engage in, or have any interest in any entity that engages in, the business of constructing and selling, operating or providing data center services in the United States or any foreign jurisdiction in which we operate. However, CBI may continue to offer certain data center services, provided that such services are ancillary to its provision of existing IT services, and CBI does not own, lease or is contracted to own, lease or manage the data center infrastructure of the facility in which such existing IT services are being provided.

Review and Approval of Future Transactions with Related Persons

        The Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the Audit Committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) the Company will be a participant and (iii) a Related Party has a direct or indirect material interest. A "Related Party" means (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. An "immediate family member" of a Related Party means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Related Party, and any person (other than a tenant or employee) sharing the household of such Related Party. Generally, a potential transaction that may be a Related Party Transaction is brought first to the General Counsel for review. If the General Counsel determines that a potential transaction involves a Related Party Transaction requiring approval under the policy or disclosure under Rule 404(a) of Regulation S-K, the transaction will be brought to the Audit Committee, which will review the transaction under several criteria, including but not limited to the Related Party's interest in the transaction, the benefits to the Company, the availability of commercial alternatives, and whether it is in the best interests of the Company to enter into the transaction. Subject to limited exceptions, the Audit Committee or the Chair of the Audit Committee must approve all Related Party Transactions. Exceptions to the approval requirement include transactions with CBI existing on the date of the Company's initial public offering, and commercial transactions. The Audit Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving any transaction required to be disclosed as a "related party" transaction under applicable law, rules, or regulations, including the rules and regulations of the SEC. The Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our 2016 annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") must be received by us no later than November 21, 2015. Such proposals must comply with the requirements established by the SEC for such proposals.

        A stockholder who wishes to submit a business proposal at the 2016 annual meeting that is not intended to be included in our proxy statement and form of proxy or who wishes to nominate a director for election at the meeting must, in accordance with our current Bylaws, notify us between October 22, 2015, and 5:00 p.m., Central Time, on November 21, 2015. If the stockholder fails to give timely notice, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current Bylaws include other requirements for nomination of candidates for director and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

By Order of the Board of Directors:
THOMAS W. BOSSE Vice President, General Counsel and Secretary

Carrollton, Texas
March 20, 2015

 Appendix A

Definitions

  Colocation Square Feet

        Colocation square feet ("CSF") represents net rentable square feet ("NRSF") currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. NRSF represents the total square feet of a building currently leased or available for lease, based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

  Adjusted EBITDA

        Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

  EBITDA

        EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate EBITDA in the same manner. Accordingly, the Company's EBITDA may not be comparable to others.

  Funds From Operations ("FFO")

        FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired.

  Normalized FFO ("NFFO")

        NFFO is defined as FFO plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.

  Adjusted Funds From Operations ("AFFO")

        AFFO is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.

  Total Stockholder Return ("TSR")

        TSR is defined as: 1) the average adjusted closing stock price at the end of the period minus the average adjusted closing stock price at the beginning of the period, divided by 2) the average adjusted closing stock price at the beginning of the period. TSR assumes reinvestment of dividends, if any.

  Return on Assets ("ROA")

        ROA is defined as 1) net operating income from properties (fourth quarter revenues less property operating expenses annualized) for the performance evaluation period, divided by 2) total gross investment in real estate less construction in progress on the Company's balance sheet for the last day of the fiscal year.

  Average Lease Rate

        The average lease rate is defined as the average adjusted monthly recurring revenue per kilowatt. Adjustments are made to monthly recurring revenue and kilowatts to capture differences in power resiliency, power reimbursements, and capital requirements.

Reconciliations

  EBITDA and Adjusted EBITDA

	Twelve Months Ended
($ Millions)	December 31, 2013	December 31, 2014
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA:
Net loss	$(35.8)	$(14.5)
Adjustments:
Interest expense	43.7	39.5
Other income	(0.1)	—
Income tax expense	2.3	1.4
Depreciation and amortization	95.2	118.0
Restructuring charges	0.7	—
Legal claim costs	0.7	—
Transaction costs	1.4	1.0
Asset impairments	2.8	—
Loss on extinguishment of debt	1.3	13.6
Loss on sale of real estate improvements	0.2	—
Transaction-related compensation	20.0	—

EBITDA	132.4	159.0
Non-cash compensation	6.3	10.3

Adjusted EBITDA	$138.7	$169.3

FFO, NFFO, and AFFO

	Twelve Months Ended
($ Millions)	December 31, 2013	December 31, 2014
Reconciliation of Net Loss to FFO and NFFO:
Net loss	$(35.8)	$(14.5)
Adjustments:
Real estate depreciation and amortization	70.6	95.9
Amortization of customer relationship intangibles	16.8	16.9
Real estate impairments	2.8	—
Loss on sale of real estate improvements	0.2	—

FFO	$54.6	$98.3
Transaction-related compensation	20.0	—
Loss on extinguishment of debt	1.3	13.6
Transaction costs	1.4	1.0
Restructuring charges	0.7	—
Legal claim costs	0.7	—

NFFO	$78.7	$112.9

Reconciliation of NFFO to AFFO:
NFFO	$78.7	$112.9
Adjustments:
Amortization of deferred financing costs	4.1	3.4
Non-cash compensation	6.3	10.3
Non-real estate depreciation and amortization	7.8	5.2
Deferred revenue and straight line rent adjustments	(13.9)	(10.5)
Leasing commissions	(6.8)	(5.8)
Recurring capital expenditures	(4.2)	(3.8)
Deferred income tax expense	0.4	—

AFFO	$72.4	$111.7

www.envisionreports.com/CONE Step 1: Go to www.envisionreports.com/CONE to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/CONE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 0205BD + + Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be Held on May 4, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 20, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/CONE. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials CyrusOne Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 20, 2015. . Stockholder Meeting Notice The Company’s Annual Meeting of Stockholders will be held on May 4, 2015 at The Ritz Carlton Hotel Dallas, 2121 McKinney Ave, Dallas, TX 75201 at 10:00 a.m. Central Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4, and “1 Year” on Proposal 3. 1. The election of seven directors; 2. Approval of the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (Say-on-Pay); 3. Recommendation, by advisory (non-binding) vote, of the frequency of future advisory votes on the Company’s executive compensation; 4. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending on December 31, 2015. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 0205BD

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02059C 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4, and “1 Year” on Proposal 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Gary J. Wojtaszek 04 - Alex Shumate 07 - John W. Gamble 02 - William E. Sullivan 05 - David H. Ferdman 03 - T. Tod Nielsen 06 - Lynn A. Wentworth 1. The Election of Directors For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Approval of the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (Say-on-Pay) 3. Recommendation, by advisory (non-binding) vote, of the frequency of future advisory votes on the Company’s executive compensation 1 Year 2 Years 3 Years Abstain 4. The Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 4, 2015. Vote by Internet • Go to www.envisionreports.com/CONE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2015 Annual Meeting of Stockholders 10:00 a.m. Central Time Ritz Carlton Hotel Dallas 2121 McKinney Ave., Dallas TX 75201 Proxy Solicited by Board of Directors for Annual Meeting – May 4, 2015 Gary J. Wojtaszek and Thomas W. Bosse, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CyrusOne Inc. to be held on May 4, 2015 at 10:00 a.m., Central Time, or at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, the terms of which are incorporated by reference, and revokes any proxy previously given with respect to such meeting or any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4, and “1 Year” on Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — CyrusOne Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

QUESTIONS AND ANSWERS
PROPOSAL 1: ELECTION OF DIRECTORS
2014 Director Compensation Table
PROPOSAL 2: SAY-ON-PAY
PROPOSAL 3: SAY-ON-FREQUENCY
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES
2014 Grants of Plan-Based Awards Table
Outstanding Equity Awards at 2014 Fiscal Year End
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
Appendix A